                           LOAN AND SECURITY AGREEMENT

                            DATED AS OF MAY 15, 2002

                                     Between

                          LASALLE BUSINESS CREDIT, INC.
                                   THE LENDER,

                                       and

                              STONEPATH GROUP, INC.
                               CONTRACT AIR, INC.
                           DISTRIBUTION SERVICES, INC.
                      GLOBAL TRANSPORTATION SERVICES, INC.
                      M.G.R., INC., D/B/A AIR PLUS LIMITED
                                 NET VALUE, INC.
                   STONEPATH LOGISTICS DOMESTIC SERVICES, INC.
                STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC.

                                       and

                           GLOBAL CONTAINER LINE, INC.

                                       and

                            STONEPATH OPERATIONS INC.

                                THE LOAN PARTIES

                                                    TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
1.       DEFINITIONS..............................................................................................1

2.       LOANS...................................................................................................15
         (a)      Revolving Loans................................................................................15
         (b)      Repayment of Loans.............................................................................17
         (c)      Payment Dates as Business Days.................................................................17
         (d)      Notes..........................................................................................17

3.       LETTERS OF CREDIT.......................................................................................17
         (a)      General Terms..................................................................................17
         (b)      Requests for Letters of Credit.................................................................18
         (c)      Obligations Absolute...........................................................................18
         (d)      Expiration Dates of Letters of Credit..........................................................18

4.       INTEREST, FEES AND CHARGES..............................................................................19
         (a)      Interest Rate..................................................................................19
         (b)      Other LIBOR Provisions.........................................................................19
         (c)      Fees And Charges...............................................................................21
         (d)      Maximum Interest...............................................................................23

5.       COLLATERAL..............................................................................................23
         (a)      Grant of Security Interest to Lender...........................................................23
         (b)      Other Security.................................................................................24
         (c)      Possessory Collateral..........................................................................24
         (d)      Electronic Chattel Paper.......................................................................25
         (e)      [OMITTED]......................................................................................25
         (f)      Pledge.........................................................................................25
         (g)      Deposit and Investment Accounts................................................................25
         (h)      Commercial Tort Claims.........................................................................25

6.       PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.................................26

7.       POSSESSION OF COLLATERAL AND RELATED MATTERS............................................................26

8.       COLLECTIONS.............................................................................................26

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS..........................................................29
         (a)      Borrowing Base Certificates and Weekly Reports.................................................29
         (b)      Monthly Reports................................................................................29
         (c)      Financial Statements...........................................................................30
         (d)      Public Reporting...............................................................................30
         (e)      Other Information..............................................................................30



10.      TERMINATION.............................................................................................30

11.      REPRESENTATIONS AND WARRANTIES..........................................................................31
         (a)      Financial Statements and Other Information.....................................................31
         (b)      Locations......................................................................................31
         (c)      Loans by Loan Party............................................................................32
         (d)      Accounts and Inventory.........................................................................32
         (e)      Liens..........................................................................................32
         (f)      Organization, Authority and No Conflict........................................................32
         (g)      Litigation.....................................................................................33
         (h)      Compliance with Laws and Maintenance of Permits................................................33
         (i)      Affiliate Transactions.........................................................................33
         (j)      Names and Trade Names..........................................................................33
         (k)      Equipment......................................................................................33
         (l)      Enforceability.................................................................................33
         (m)      Solvency.......................................................................................34
         (n)      Indebtedness...................................................................................34
         (o)      Margin Security and Use of Proceeds............................................................34
         (p)      Capital Structure..............................................................................34
         (q)      No Defaults....................................................................................34
         (r)      Employee Matters...............................................................................34
         (s)      Intellectual Property..........................................................................35
         (t)      Environmental Matters..........................................................................35
         (u)      ERISA Matters..................................................................................35
         (v)      Technologies Business Inactive.................................................................36

12.      AFFIRMATIVE COVENANTS...................................................................................37
         (a)      Maintenance of Records.........................................................................37
         (b)      Notices........................................................................................37
         (c)      Compliance with Laws and Maintenance of Permits................................................38
         (d)      Inspection and Audits..........................................................................39
         (e)      Insurance......................................................................................41
         (f)      Collateral.....................................................................................42
         (g)      Use of Proceeds................................................................................42
         (h)      Taxes..........................................................................................42
         (i)      Intellectual Property..........................................................................43
         (j)      Checking Accounts..............................................................................43
         (k)      Carrier Confirmation Agreements................................................................43

13.      NEGATIVE COVENANTS......................................................................................44
         (a)      Guaranties.....................................................................................44
         (b)      Indebtedness...................................................................................44
         (c)      Liens..........................................................................................44

                                     -ii-

         (d)      Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions Outside the
                  Ordinary Course of Business....................................................................44
         (e)      Dividends and Distributions....................................................................47
         (f)      Investments; Loans.............................................................................47
         (g)      Fundamental Changes, Line of Business..........................................................48
         (h)      Equipment......................................................................................48
         (i)      Affiliate Transactions.........................................................................48
         (j)      Settling of Accounts...........................................................................48
         (k)      Amendments to Acquisition Documents............................................................48
         (l)      Technologies To Be Inactive....................................................................48
         (m)      Earn-Out Payments..............................................................................49

14.      FINANCIAL COVENANTS.....................................................................................49
         (a)      Cash Flow Coverage Ratio.......................................................................49
         (b)      Funded Debt to Consolidated EBITDA Ratio.......................................................50
         (c)      Consolidated Net Income........................................................................51
         (d)      Consolidated EBITDA............................................................................51

15.      DEFAULT.................................................................................................51
         (a)      Payment........................................................................................51
         (b)      Breach of this Agreement and the Other Agreements..............................................51
         (c)      Breaches of Other Obligations..................................................................51
         (d)      Breach of Representations and Warranties.......................................................51
         (e)      Loss of Collateral.............................................................................51
         (f)      Levy, Seizure or Attachment....................................................................52
         (g)      Bankruptcy or Appointment of Receiver..........................................................52
         (h)      Insolvency; Ceasing Business...................................................................52
         (i)      Judgment.......................................................................................52
         (j)      Criminal Proceedings...........................................................................52
         (k)      Change of Management...........................................................................52
         (l)      Material Adverse Change........................................................................52

16.      REMEDIES UPON AN EVENT OF DEFAULT.......................................................................53

17.      CONDITIONS PRECEDENT....................................................................................54
         (a)      Initial Conditions Precedent...................................................................54
         (b)      Pre-Funding Conditions Precedent...............................................................55

18.      SCOPE OF LIABILITY......................................................................................55

19.      NOTICE..................................................................................................58

20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION..................................................58


21.      MODIFICATION AND BENEFIT OF AGREEMENT...................................................................59

22.      HEADINGS OF SUBDIVISIONS................................................................................59

23.      POWER OF ATTORNEY.......................................................................................59

24.      CONFIDENTIALITY.........................................................................................59

25.      COUNTERPARTS............................................................................................60

26.      ELECTRONIC SUBMISSIONS..................................................................................60

27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.....................................................................60

28.      BORROWING AGENT.........................................................................................61


EXHIBIT A -       COMPLIANCE CERTIFICATE

SCHEDULE 1 (a) -  ORGANIZATIONAL IDENTIFICATION NUMBERS; CHIEF
                    EXECUTIVE OFFICE

SCHEDULE 1 (b) -  EXISTING LIENS

SCHEDULE 3 (h) -  COMMERCIAL TORT CLAIMS

SCHEDULE 11 (b) - BUSINESS AND COLLATERAL LOCATIONS

SCHEDULE 11 (c) - EXISTING LOANS AND ADVANCES

SCHEDULE 11 (g) - EXISTING LITIGATION

SCHEDULE 11(i) -  EXISTING AFFILIATE TRANSACTIONS

SCHEDULE 11(j) -  NAMES & TRADE NAMES

SCHEDULE 11(n) -  EXISTING INDEBTEDNESS

SCHEDULE 11(p) -  CAPITAL STRUCTURE

SCHEDULE 11(s) -  INTELLECTUAL PROPERTY

SCHEDULE 12(j) -  PAYROLL ACCOUNTS

SCHEDULE 13(f) -  EXISTING INVESTMENTS

SCHEDULE 17(a) -  CLOSING DOCUMENT CHECKLIST

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (as amended, modified or supplemented from time to time, this "Agreement") made this 15th day of May, 2002 by and between LASALLE BUSINESS CREDIT, INC., a Delaware corporation ("Lender"), 1735 Market Street, 6th Floor, Philadelphia, PA 19103, and STONEPATH GROUP, INC., a Delaware corporation ("Stonepath"), CONTRACT AIR, INC., a Minnesota corporation ("Contract Air"), DISTRIBUTION SERVICES, INC., a Minnesota corporation ("Distribution Services"), GLOBAL CONTAINER LINE, INC., a Washington corporation ("GLOBAL CONTAINER"), GLOBAL TRANSPORTATION SERVICES, INC., a Washington corporation ("Global"), M.G.R., INC., d/b/a AIR PLUS LIMITED, a Minnesota corporation ("Air Plus"), NET VALUE, INC., a Delaware corporation ("Net Value"), STONEPATH LOGISTICS DOMESTIC SERVICES, INC., a Delaware corporation ("Logistics"), STONEPATH LOGISTICS INTERNATIONAL SERVICES, INC., a Delaware corporation ("International Services"), and STONEPATH OPERATIONS INC., a Delaware corporation ("Operations"). Stonepath, Contract Air, Distribution Services, Global, Global Container, Air Plus, Net Value, Logistics, International Services and Operations are referred to herein individually each as a `Loan Party" and collectively as "Loan Parties" each with an organizational identification or registration number (if applicable) and chief executive office as listed on Schedule 1 (a) attached hereto.


                                   WITNESSETH:

         WHEREAS, Loan Parties may, from time to time, request Loans from Lender, and the parties wish to provide for the terms and conditions upon which such Loans or other financial accommodations, if made by Lender, shall be made.

         NOW, THEREFORE, in consideration of any Loan (including any Loan by renewal or extension) hereafter made to Loan Parties by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Loan Parties, the parties agree as follows:

1.       DEFINITIONS.

         "Account", "Account Debtor", "Certificated Security", "Chattel Paper", "Commercial Tort Claims", "Control", "Deposit Accounts", "Documents", "Electronic Chattel Paper", "Equipment", "Fixtures", "General Intangibles", "Goods", "Instruments", "Inventory", "Investment Property", "Letter-of-Credit Right", "Payment Intangible", "Proceeds", "Securities Entitlement", "Securities Intermediary", "Supporting Obligations", "Tangible Chattel Paper" and "Uncertificated Security" shall have the respective meanings assigned to such terms in the Uniform Commercial Code, as the same may be in effect in the Commonwealth of Pennsylvania from time to time (the "UCC").

         "Acquisition Documents" shall have the meaning specified in Subsection 13(d)(ii)

         "Air Plus Acquisition Documents" shall mean all agreements and documents of every kind related to the acquisition by Logistics of the Air Plus Group Companies.

         "Air Plus Group Companies" shall mean, collectively, Air Plus, Contract Air and Distribution Services.

         "Affiliate" shall mean any Person (i) which directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with, a Loan Party, (ii) which beneficially owns or holds five percent (5%) or more of the voting control or equity interests of a Loan Party, or (iii) five percent (5%) or more of the voting control or equity interests of which is beneficially owned or held by a Loan Party.

         "Annual Financial Statements" shall have the meaning specifically in subsection 9(c) hereof.

         "Applicable Margin" shall mean, initially, a percentage equal to (i) with respect to Prime Rate Loan, zero (0) and (ii) with respect to LIBOR Rate Loans, 2.25%, provided that such percentage shall be reviewed (and if applicable, adjusted) annually on the date that is five (5) Business Days after the date upon which Agent shall receive the Loan Party Group's Annual Financial Statements (each such date an "Interest Adjustment Date"). The first such review, if applicable, adjustment shall occur on the Interest Adjustment Date related to the delivery of the Annual Financial Statements for the Loan Party Group for fiscal year 2002 and shall continue each year thereafter on the corresponding Interest Adjustment Date, with such adjustment being based on the Fixed Charge Coverage Ratio as reflected on such Annual Financial Statements, as follows:

              Fixed Charge Coverage Ratio                 Prime Rate Loans          LIBOR Rate Loans
              ---------------------------                 ----------------          ----------------
              2.00: 1.00 or greater                           zero (0)                    2.00%
              1.50: 1.00 through 1.99:1.00                    zero (0)                    2.25%
              1.25: 1.00 through 1.49: 1.00                    0.25%                      2.50%
              less than 1.25: 1.00                             0.50%                      2.75%


         Such adjustment (if any) shall be effective as of each such Interest Adjustment Date until (but not including) the next following Interest Adjustment Date (each such period being an "Interest Adjustment Period"). The Applicable Margin as determined on each Interest Adjustment Date shall apply to all LIBOR Rate Loans for which the Interest Period commences during that respective Interest Adjustment Period, but shall not apply to any LIBOR Rate Loan for which the Interest Period commenced prior to such respective Interest Adjustment Period. If Loan Parties fail to deliver their Annual Financial Statements within the time required by Subsection 9(c), the Applicable Margin shall be adjusted, as of the last date provided for delivery of such statements under such Subsection 9(c), to equal the highest percentage that would apply under the above chart in this definition, and such Applicable Margin shall be effective for the period beginning on such date and ending on the date that is five (5) Business Days after the date upon which Lender shall receive such Annual Financial Statements, which date shall be deemed to be an Interest Adjustment Date, at which time the Applicable Margin shall be reviewed and (if applicable) adjusted according to the provisions hereof.

         Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, if on any Interest Adjustment Date either (A) an Event of Default is outstanding or (B) the Loan Parties (1) do not then have Undrawn Availability of at least $5,000,000 and (2) shall not have had Sixty Day Average Undrawn Availability of at least $5,000,000, then no downward adjustment in the Applicable Margin may occur on such Interest Adjustment Date or until the Interest Adjustment Date for the following year. For the purposes of the foregoing sentence, determinations of Undrawn Availability and Sixty Day Average Undrawn Availability shall not include Other Pledged Cash, if any.

         "Approved Financial Institution" shall mean (i) as of the Closing Date, Union Bank of California and (ii) after the Closing Date, up to three (3) financial institutions so long as one of them is LaSalle Bank.

         "Audit Fees" shall have the meaning specified in subsection 12(d) hereto.

         "Borrowing Agent" shall mean Stonepath.

         "Borrowing Base" shall mean (i) the lesser of (x) the Maximum Loan Limit and (y) the Revolving Loan Limit, minus in each case (ii) the reserves, if any, established by Lender as set forth in Subsection 2(a) below.

         "Breakage Costs" shall have the meaning specified in subsection 4(b)(iv) hereof.

         "Business Day" shall mean any day other than a Saturday, a Sunday or
(i) with respect to all matters, determinations, fundings and payments in connection with LIBOR Rate Loans, any day on which banks in London, England or Chicago, Illinois are required or permitted to close, and (ii) with respect to all other matters, any day that banks in Chicago, Illinois are required or permitted to close.

         "Capital Expenditures" shall mean with respect to any fiscal measurement period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities and including expenditures for capitalized lease obligations) during such fiscal measurement period that are required by GAAP to be included in or reflected by the property, plant and equipment or similar fixed asset accounts (or intangible accounts subject to amortization) on a balance sheet, all calculated on a consolidated basis for the Loan Party Group in accordance with GAAP. For avoidance of doubt, no portion of the purchase price of any Permitted Acquisition shall be treated as a Capital Expenditure.

         "Carrier Confirmation Agreement" shall mean either (i) a letter addressed to the applicable Loan Party and/or Lender by and from a common carrier with whom a Loan Party arranges for the provision of common carriage services of behalf of such Loan Party's customers confirming for the benefit of Loan Parties and Lender (or if not specifically naming Lender, then for the benefit of any financial institution providing financing to such Loan Party) that the accounts receivable relating to such carriage services on the books of such common carrier are owed to such carrier and payable by only the applicable

Loan Party (and not the customers of such Loan Party) and that such carrier has no security interest, lien, claim (of trust or otherwise) or interest of any kind in, on or to any Account of any Loan Party; or (ii) an amendment to or replacement for a common carrier's contract with a Loan Party containing the understandings and agreements set forth in clause (i) above, in all cases the Confirmation Agreement to be acceptable to Lender in its reasonable discretion.

         "Cash Collateral Account" shall have the meaning specified in Subsection 8(b).

         "Cash Equivalents" means any of the following: (i) full faith and credit obligations of the United States of America, or fully guaranteed as to interest and principal by the full faith and credit of the United States of America, maturing in not more than one year form the date such investment is made; (ii) time deposits and certificates of deposit having a final maturity of not more than one year after the date of issuance thereof of any commercial bank incorporated under the laws of the United States of America or any state thereof or the District of Columbia, which bank is a member of the Federal Reserve System and has a combined capital and surplus of not less than $1,000,000,000.00 and with a senior unsecured debt credit rating of at least "A" by Moody's Investors Service, Inc. or "A" by Standard & Poor's Ratings Services; (iii) commercial paper of companies, banks, trust companies or national banking associations incorporated or doing business under the laws of the United States or one of the States thereof, in each case having a remaining term until maturity of not more than 180 days from the date such investment is made and rated at least P-1 by Moody's Investors Service, Inc. or at least A-1 by Standard & Poor's Ratings Group; (iv) repurchase agreements with any financial institution having combined capital and surplus of not less than $1,000,000,000.00 with a term of not more than seven days for underlying securities of the type referred to in clause (i) above; and (v) investment funds whose investment strategy is primarily directed toward making investments in and whose investments primarily are in any or all of the forgoing.

         "Cash Flow Coverage Ratio" shall mean, with respect to any fiscal measurement period, the ratio of (i) Consolidated EBITDA for such fiscal measurement period to (ii) the Debt Service for such fiscal measurement period.

         "Closing Date" shall mean the date on which all of the initial conditions precedent set forth in Section 17(a).

         "Collateral" shall mean all of the property of each Loan Party described in Section 5 hereof, together with all other real or personal property of any Obligor now or hereafter pledged to Lender to secure, either directly or indirectly, repayment of any of the Liabilities.

         "Compliance Certificate" shall have the meaning specified in Section 9(c) hereof.

         "Consolidated EBITDA" shall mean, with respect to any fiscal measurement period, the sum of (i) Consolidated Net Income for such fiscal measurement period plus (ii) interest expense, income tax expense, depreciation and amortization expense for such fiscal measurement period, plus (iii) the difference (if a positive number) between (A) all cash dividends from a Foreign Subsidiary to a Domestic Subsidiary and (B) all loans made by a Domestic Subsidiary to a Foreign Subsidiary, all determined on a consolidated basis for the Loan Party Group in accordance with GAAP.

         "Consolidated Net Income" shall mean, with respect to any fiscal measurement period, net income for such fiscal measurement period as determined in accordance with GAAP, minus any gains (including extraordinary gains) from the sale or other disposition of assets, all calculated on a consolidated basis for the Loan Party Group in accordance with GAAP.

         "Commitment Letter" shall have the mean that certain Commitment Letter dated as of April 15, 2002 between Lender and Stonepath.

         "Covenant Test Date" shall mean the earlier of (i) the last date on which the monthly financial statements for the months of March, June and September of each Fiscal Year and the annual financial statements for each Fiscal Year are required to be delivered to Lender under the terms of Subsection 9(c) and (ii) the date on which any such financial statements are actually delivered.

         "Debt Service" shall mean, with respect to any fiscal measurement period, the sum (without duplication) of all cash payments (made or scheduled or due to be made) of (i) the Interest Expense for such fiscal measurement period,
(ii) all Capital Expenditures during such fiscal measurement period, (iii) all income and other taxes during such fiscal measurement period, (iv) the current portion of long term Indebtedness during such fiscal measurement period, (v) all Domestic Earn-Out Payments during such fiscal measurement period and (vi) loans and investments by Stonepath or a Domestic Subsidiary to a Foreign Subsidiary to make a Foreign Earn-Out Payment, all calculated on a consolidated basis for the Loan Party Group in accordance with GAAP.

         "Domestic Earn-Out Payment" shall mean an Earn-Out Payment the primary obligation for which is that of a Domestic Subsidiary.

         "Domestic Subsidiary" shall mean a direct or indirect Subsidiary of Stonepath which is organized under the laws of a State of, and whose executive offices and principal place of business are in, the United States.

         "Earn-Out Payments" shall mean any "earn-out" payments or other performance based payments or consideration (as the context may specify, either a Domestic Earn-Out Payment or a Foreign Earn-Out Payment, or both) to the former owners of a Target as part of the purchase price and/or consideration paid or to be paid in connection with the acquisition of such Target, whether such acquisition occurred prior to or occurs after the Closing Date.

         "Eligible Account" shall mean, as to any Loan Party, an Account owing to such Loan Party which is acceptable to Lender in its sole discretion (based on its good faith prudent credit evaluation) for lending purposes from time to time. Without limiting Lender's discretion, Lender shall, in general, consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

             (i) it is genuine and in all respects what it purports to be;

             (ii) it is owned by such Loan Party, such Loan Party has the right to subject it to a security interest in favor of Lender or assign it to Lender and it is subject to a first priority perfected security interest in favor of Lender and to no other claim, lien, security interest or encumbrance of any kind or nature whatsoever;

             (iii) it arises from the performance of logistics and related transportation services by such Loan Party in the ordinary course of such Loan Party's business, and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder;

             (iv) it is evidenced by an invoice rendered solely in the name of such Loan Party to the Account Debtor thereunder and does not remain unpaid past the earlier of 60 days after the due date for such invoice or 90 days after the issuance date for such invoice provided, however, that if more than 50% of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid past the earlier of 60 days after the due dates for such invoices or 90 days after the issuance dates for such invoices, then all Accounts owing by that Account Debtor shall be deemed ineligible;

             (v) it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder to such Loan Party, and is not subject to defense, setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

             (vi) it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

             (vii) the Account Debtor thereunder is not a director, officer, employee or agent of a Loan Party, or a Subsidiary, Parent or Affiliate;

             (viii) it is not an Account with respect to which the Account Debtor is the United States of America or any state or local government, or any department, agency or instrumentality thereof, unless such Loan Party assigns its right to payment of such Account to Lender pursuant to, and in compliance with, the Assignment of Claims Act of 1940, as amended, or any comparable state or local law, as applicable;

             (ix) it is not an Account with respect to which the Account Debtor is located in Minnesota, New Jersey or any other State which requires such Loan Party, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state or (B) file a notice of business activities report or similar report with such state's taxing authority; unless (x) such Loan Party has taken one of the actions described in clauses (A) or (B) (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by such Loan Party at its election or (z) such Loan Party has proven, to Lender's satisfaction, that it is exempt from any such requirements under any such state's laws;

             (x) the Account Debtor thereunder is located within the United States of America, Canada or the United Kingdom, provided that, it is not an Account on which the Account Debtor thereunder is located in Canada or the

United Kingdom which, when added to all other Eligible Accounts of all Loan Parties owing from Account Debtors located in Canada or the United Kingdom, exceeds 10% of the Borrowing Base;

             (xi) it is not an Account with respect to which the Account Debtor's obligation to pay is subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis;

             (xii) it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue; or (B) which violates any of the covenants of such Loan Party contained in this Agreement;

             (xiii) it is not an Account which, when added to a particular Account Debtor's other indebtedness to such Loan Party, exceeds (A) 20% of all Accounts of all Loan Parties or (B) a credit limit determined by Lender in its sole discretion (based on its good faith prudent credit evaluation) for that Account Debtor; provided that the foregoing concentration limit in clause (A) shall not apply initially to Accounts on which the Account Debtor is Best Buy (but provided further that Lender reserves the right, exercisable in its sole discretion (based on its good faith prudent credit evaluation) to impose a concentration limit on the Accounts of Best Buy in an amount that Lender deems appropriate;

             (xiv) it is not an Account subject to any chargebacks, defenses, offsets or credits or otherwise classifiable as a "contra" Account;

             (xv) the Account Debtor is not insolvent or the subject of any state or federal bankruptcy or insolvencies or receivership proceedings (or any similar proceedings under the laws of any foreign jurisdiction); provided that Accounts on which the Account Debtor is K-Mart Corporation and which (A) were created on a date subsequent to the date on which K-Mart Corporation filed its voluntary petition under Chapter 11 of Title 11 of the United States Code, (B) are payable no later than 30 days after the issuance of the invoice therefore, and (C) do not exceed, at any one time, an aggregate amount of $500,000 shall not be excluded from Eligible Accounts solely by reason of this clause (xv);

             (xvi) such Account is not subject to any credit balance that is outstanding with respect to such Account past the earlier of 60 days after the due date for the invoice therefore or 90 days after the date of issuance date of the invoice therefore (to the extent of any such cumulative credit balance);

             (xvii) it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by Lender in its sole discretion (based on is good faith prudent credit evaluation); and

             (xviii) if it is an Account of a Loan Party that was acquired through a Permitted Acquisition, Lender has completed a satisfactory field examination of such acquired Loan Party.

             provided that, no Account of Technologies, or any Subsidiary thereof, or otherwise arising out of any technologies businesses conducted by Technologies and/or its Subsidiaries (which such former businesses are now inactive) or by any other Loan Party, shall be deemed to be an Eligible Account under any circumstances.

      "Environmental Laws" shall mean all federal, state, district, local and foreign laws, rules, regulations, ordinances, and consent decrees relating to health, safety, hazardous substances, pollution and environmental matters, as now or at any time hereafter in effect, applicable to the business or facilities owned or operated by a Loan Party, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contamination, chemicals, or hazardous, toxic or dangerous substances, materials or wastes into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the generation, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, modified or restated from time to time.

         "Event of Default" shall have the meaning specified in Section 15 hereof.

         "Fiscal Year" shall mean each twelve (12) month accounting period of the Loan Party Group, which ends on December 31st of each year.

         "Fixed Charge Coverage Ratio" shall mean, for any fiscal measurement period, the ratio of (A) Consolidated EBITDA for such fiscal measurement period to (B) Debt Service for such fiscal measurement period (provided that, for the purpose of calculating this Fixed Charge Coverage Ratio only, Debt Service shall be calculated without including the Domestic Earn-Out Payments referenced in clause (v) and the items in clause (vi) of the definition of Debt Service).

         "Foreign Acquisition" shall mean the acquisition by a Loan Party of an entity that becomes a Foreign Subsidiary.

         "Foreign Earn-Out Payment" shall mean an Earn-Out Payment the primary obligation for which is that of a Foreign Subsidiary.

         "Foreign Subsidiary" shall mean a direct or indirect Subsidiary of Stonepath which is not a Domestic Subsidiary.

         "Funded Debt" shall mean, as at any given date, the sum (without duplication) of (i) the principal amount outstanding as of such date of the Revolving Loans, (ii) the principal amount outstanding as of such date of any Subordinated Debt, (iii) the principal amount outstanding as of such date of any long-term Indebtedness and (iv) the principal amount outstanding on any promissory notes payable by the Loan Parties (and their Subsidiaries), all calculated on a consolidated basis for, and as should be reflected as a liability on a balance sheet of, the Loan Party Group in accordance with GAAP. For the avoidance of doubt, Earn-Out Payments, whether or not reflected as a liability on the balance sheet, shall not be Funded Debt for the purposes hereof.

         "Funded Debt to Consolidated EBITDA Ratio" shall mean, with respect to any fiscal measurement period, the ratio of (i) Funded Debt measured as of the last day of such fiscal measurement period to (ii) Consolidated EBITDA for such fiscal measurement period.

         "GAAP" shall mean generally accepted accounting principals in the United States as in effect on the Closing Date and applied on a basis consistent with the Financials.

         "Global Acquisition Documents" shall mean all agreements and documents of every kind related to the acquisition by International Services of Global.

         "Global Pre-Closing Financials" shall mean the annual audited financial statements of Global for the fiscal year of Global ending December 31, 2001.

         "Hazardous Materials" shall mean any hazardous, toxic or dangerous substance, materials and wastes, including, without limitation, hydrocarbons (including naturally occurring or man-made petroleum and hydrocarbons), flammable explosives, asbestos, urea formaldehyde insulation, radioactive materials, biological substances, polychlorinated biphenyls, pesticides, herbicides and any other kind and/or type of pollutants or contaminants (including, without limitation, materials which include hazardous constituents), sewage, sludge, industrial slag, solvents and/or any other similar substances, materials, or wastes and including any other substances, materials or wastes that are or become regulated under any Environmental Law (including, without limitation any that are or become classified as hazardous or toxic under any Environmental Law).

         "Indebtedness", as applied to a Person, means:

         (a) all items (except items of capital stock or of surplus) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as at the date as of which Indebtedness is to be determined (including without limitation Domestic Earn-Out Payments unless otherwise expressly provided herein);

         (b) to the extent not included in the foregoing, all indebtedness, obligations, and liabilities either (i) incurred in connection with any capitalized lease obligations or (ii) secured by any mortgage, pledge, lien, conditional sale or other title retention agreement or other security interest to which any property or asset owned or held by such Person is subject, whether or not the indebtedness, obligations or liabilities secured thereby shall have been assumed by such Person; and

         (c) to the extent not included in the foregoing, all indebtedness, obligations and liabilities of others which such Person has directly or indirectly guaranteed, endorsed (other that for collection or deposit in the ordinary course of business), sold with recourse, or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         "Indemnified Party" shall have the meaning specified in Section 18 hereof.

         "Initial Conditions Precedent" shall have the meaning specified in Subsection 17(a).

         "Interest Expense" shall mean, with respect to any fiscal measurement period, the sum of all scheduled payments of interest (including without limitation the interest component payments with respect to capital leases) and fees (to the extent carried as interest expense on the financial statements of the Loan Party Group in accordance with GAAP) with respect to all Indebtedness for borrowed money (including without limitation, the interest and fees (as applicable) under this Agreement), for such fiscal measurement period, all calculated on a consolidated basis for the Loan Party Group in accordance with GAAP.

         "Interest Period" shall have the meaning specified in Subsection 4(a)(ii) hereof.

         "LaSalle Bank" shall mean LaSalle Bank National Association, Chicago, Illinois.

         "Letter of Credit" shall mean any standby and/or commercial letter of credit issued on behalf of a Loan Party in accordance with this Agreement.

         "Letter of Credit Obligations" shall mean, as of any date of determination, the sum of (i) the aggregate undrawn face amount of all Letters of Credit, (ii) the aggregate unreimbursed amount of all drawn Letters of Credit not already converted to Loans hereunder, (iii) any other amounts advanced by Lender on behalf of Loan Parties to the issuer of any Letters of Credit as provided for under Section 3 not already converted into Loans hereunder and (iv) any amounts paid with respect to any Letters of Credit by the issuer thereof which have not been reimbursed to such issuer.

         "Liabilities" shall mean, as to each Loan Party, any and all obligations, liabilities and indebtedness of all of the Loan Parties to Lender or to any parent, affiliate or subsidiary of Lender of any and every kind and nature (specifically including the obligation of Loan Parties to reimburse Lender for any amounts advanced and/or paid by Lender on behalf of the Loan Parties (including payments made through the creation of a Revolving Loan) to the issuer of any Letter of Credit as provided in Section 3 and the obligation of Loan Parties to reimburse the issuer of any Letter of Credit for any amounts paid by such issuer if such issuer has not otherwise been reimbursed), howsoever created, arising or evidenced and howsoever owned, held or acquired, whether now or hereafter existing, whether now due or to become due, whether primary, secondary, direct, indirect, absolute, contingent or otherwise (including, without limitation, obligations of performance), whether several, joint or joint and several, and whether arising or existing under written or oral agreement or by operation of law.

         "LIBOR Rate" shall mean, with respect to any LIBOR Rate Loan for any Interest Period, a rate per annum equal to (a) the offered rate for deposits in United States dollars for a period equal to such Interest Period as it appears on Telerate page 3750 as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period. "Telerate page 3750" means the display designated as "Page 3750" on the Telerate Service (or such other page as may replace page 3750 of that service or such other service as may be nominated by the British Bankers' Association as the vendor for the purpose of displaying British Bankers' Association interest settlement rates for United States dollar deposits) divided by (b) a number equal to 1.0 minus the maximum reserve percentages (expressed as a decimal fraction) including, without limitation, basic supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto, as now and from time to time in effect, for Eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) which are required to be maintained by Lender by the Board of Governors of the Federal Reserve System. The LIBOR Rate shall be adjusted automatically on and as of the effective date of any change in such reserve percentage.

         "LIBOR Rate Loans" shall mean the Loans bearing interest with reference to the LIBOR Rate.

         "Licensing Agreement" shall have the meaning specified in Subsection 11(s)(i) hereto.

         "Loans" shall mean all loans and advances made by Lender to or on behalf of Loan Parties hereunder, including the Revolving Loans and any portion(s) thereof.

         "Loan Party Group" shall mean, collectively, the Loan Parties and all of their Domestic Subsidiaries.

         "Lock Box Account Control Agreement," "Lock Box" and "Lock Box Account" shall have the meanings specified in Subsection 8(b) hereof.

         "Material Adverse Change" shall mean an event or occurrence that would reasonably be expected to have a Material Adverse Effect.

         "Material Adverse Effect" shall mean a material adverse effect on the business, property, assets, prospects, operations or condition, financial or otherwise, of any of the Loan Parties.

         "Maximum Loan Limit" shall mean, at any time, an amount equal to $15,000,000.

         "Monthly Financial Statements" shall have the meaning specified in subsection 9(c) hereof.

         "Obligor" shall mean each Loan Party and any other Person who at any time becomes liable in whole or in part, for the Liabilities or pledges any real or personal property to secure any or all of the Liabilities.

         "Other Agreements" shall mean all agreements, instruments and documents, other than this Agreement, including, without limitation, guaranties, mortgages, trust deeds, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements and all other writings heretofore, now or from time to time hereafter executed by or on behalf of any Loan Party or any other Person and delivered to Lender or to any parent, affiliate or subsidiary of Lender in connection with the Liabilities or the transactions contemplated hereby, as each of the same may be amended, modified or supplemented from time to time.

         "Other Approved Financial Institutions" shall mean Approved Financial Institutions other than LaSalle Bank.

         "Other Pledged Cash" shall mean any cash, funds and/or moneys maintained by Loan Parties (or any one or more of them) in cash (collected cash balances only) or Cash Equivalents in an account with any Other Approved Financial Institutions that is pledged to Lender and subject to a tri-party agreement among Lender, such applicable Loan Party and such institution that is sufficient to give Lender Control over such account.

         "Parent" shall mean, as to any Person, any Person now or at any time or times hereafter owning or controlling (alone or with any other Person) more than fifty (50%) percent of the issued and outstanding equity of such Person and, if such Person is a partnership, the general partner of such Person.

         "PBGC" shall have the meaning specified in Subsection 12(b)(v) hereof.

         "Permitted Acquisitions" shall have the meaning specified in Subsection 13(d)(ii) hereof.

         "Permitted Distributions" shall mean any (i) cash dividends or distributions from the Subsidiary of any Loan Party to such Parent Loan Party (but specifically shall not include any dividend or distribution from Stonepath to its shareholders), (ii) non-cash stock dividends or distributions, and (iii) non-cash PIK dividends on Series C or other preferred stock of Stonepath.

         "Permitted Earn-Out Payment" shall mean (i) a Foreign Earn-Out Payment which is then due under the terms of the applicable Acquisition Documents and is made or indirectly funded by a Loan Party in cash only if (A) after taking into account the proposed Foreign Earn-Out Payment, the Loan Parties have had Sixty Day Average Undrawn Availability of, and also then have Undrawn Availability of, at least $3,000,000 and (B) the Foreign Subsidiary primarily obligated to make such Foreign Earn-Out Payment does not have funds or then available sources of funds to make such payment, (ii) a Domestic Earn-Out Payment which is then due under the terms of the applicable Acquisition Documents and is made by a Loan Party (A) if the Cash Flow Coverage Ratio as of the most recent Covenant Test Date is 1.25 to 1 or greater or (B) if (1) the Cash Flow Coverage Ratio as of the most recent Covenant Test Date is less than 1.25 to 1 and (2) after taking into account the proposed Domestic Earn-Out Payment, the Loan Parties have had Sixty Day Average Undrawn Availability of, and also then have Undrawn Availability of, at least $750,000, and (iii) satisfaction of an obligation to make an Earn-Out Payment by the issuance of capital stock in Stonepath.

         "Permitted Liens" shall mean (i) statutory liens of landlords, carriers, warehousemen, processors, mechanics, materialmen or suppliers incurred in the ordinary course of business and securing amounts not yet due or declared to be due by the claimant thereunder; (ii) liens or security interests in favor of Lender; (iii) zoning restrictions and easements, licenses, covenants and other restrictions affecting the use of real property that do not individually or in the aggregate have a material adverse effect on a Loan Party's ability to use such real property for its intended purpose in connection with such Loan Party's business; (iv) liens in connection with purchase money indebtedness and capitalized leases otherwise permitted pursuant to this Agreement, provided, that such liens attach only to the assets the purchase of which was financed by such purchase money indebtedness or which is the subject of such capitalized leases and that such Liens only secure such purchase money indebtedness and capitalized leases; and (v) existing liens specifically set forth on Schedule 1
(b) attached hereto; or (vi) otherwise specifically permitted by Lender in writing.

         "Permitted Technology Investments" shall mean loans or investments by a Loan Party to an entity which is a technology platform company one of whose operational goals is to provide technology services to the logistics and transportation industry and which services are or should be reasonably available and beneficial to Loan Parties so long as (i) the aggregate amount of such loans and investments to any and all such parties does not exceed $1,500,000, (ii) the conditions contained in clauses (A), (D), (E) and (F) of the definition of a Permitted Acquisition are satisfied as to each such loan or investment at the time each such loan or investment is made, (iii) Lender receives a pledge, under agreements acceptable to Lender, if Lender then determines that documentation in addition to this Agreement is required to evidence or perfect such pledge, of the interest and rights of such Loan Party in each such loan or investment, (iv) any entity in which an investment is made shall become a Loan Party if it becomes a wholly owned Subsidiary of a Loan Party, and (v) no Loan Party assumes or agrees to be responsible for any losses, liabilities or capital calls of such entity to which such loan or investment is made.

         "Person" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, institution, entity, party or foreign or United States government (whether federal, state, county, city, municipal or otherwise), including, without limitation, any instrumentality, division, agency, body or department thereof.

         "Plan" shall have the meaning specified in Subsection 12(b)(v) hereof.

         "Pledge Agreement" shall have the meaning specified in Subsection 5(f) hereof.

         "Pledged Cash at LaSalle" shall mean any cash, funds and/or moneys maintained by Loan Parties (or any one or more of them) in cash (collected cash balances only) or Cash Equivalents in an account with LaSalle Bank that is pledged to Lender and subject to a tri-party agreement among Lender, the applicable Loan Party(s) and LaSalle Bank, that is sufficient to give Lender Control over such account.

         "Pre-Closing Financials" shall mean, collectively, (i) the audited consolidated (and supplemental unaudited consolidating) annual financial statements for the Loan Party Group (excluding Global and any Subsidiary thereof) for the Fiscal Year 2001 and (ii) the internally prepared consolidated interim financial statements for the Loan Party Group (as it then existed) as of the end of each monthly period following Fiscal Year 2001 for which such statements are completed as of the Closing Date.

         "Pre-Funding Conditions Precedent" shall have the meaning specified in Subsection 17(b).

         "Prepayment Fee" shall have the meaning specified in Subsection 4(c)(iii) hereof.

         "Prime Rate" shall mean the publicly announced prime rate of LaSalle Bank (which is not intended to be the lowest or most favorable rate of LaSalle Bank in effect at any time) in effect from time to time.

         "Prime Rate Loans" shall means the Loans bearing interest with reference to the Prime Rate.

         "Regulatory Change" shall have the meaning specified in Subsection 4(b)(iii) hereof.

         "Reserved Outside Source Funds" shall mean up to fifty (50%) percent of the aggregate cash proceeds of equity issuances and Subordinated Debt obtained by Stonepath after the Closing Date which is permitted to be so obtained under the terms hereof and is segregated and reserved for the purpose of acquiring, or providing working capital to, a Foreign Subsidiary.

         "Revolving Loan Limit" shall have the meaning specified in Subsection 2(a) hereof.

         "Revolving Loan" shall have the meaning specified in Subsection 2(a) hereof.

         "Revolving Outstandings" shall mean, at any time, the then-outstanding aggregate principal balance of all Revolving Loans.

         "Sixty Day Average Undrawn Availability" shall mean an amount equal to the arithmetical average of the amounts of the Undrawn Availability of Loan Parties for each of the preceding 60 days (up to but not including such date of determination).

         "Subordinated Debt" shall mean any unsecured indebtedness incurred by any Loan Party as to which no principal payments are permitted to be made so long as the Liabilities are outstanding that is subordinated to the Liabilities hereunder pursuant to a written subordination agreement in form and substance acceptable to and executed by and delivered to Lender.

         "Subsidiary" shall mean, as to any Person, any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time stock of any other class of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by such Person, or any partnership, joint venture or limited liability company of which more than fifty percent (50%) of the outstanding equity interests are at the time, directly or indirectly, owned by such Person or any partnership of which such Person is a general partner.

         "Target" shall have the meaning specified in Subsection 13(d)(ii) hereof.

         "Tax" shall mean, in relation to any LIBOR Rate Loans and the applicable LIBOR Rate, any tax, levy, impost, duty, deduction, withholding or charges of whatever nature required to be paid by Lender and/or to be withheld or deducted from any payment otherwise required hereby to be made by a Loan Party to Lender; provided, that the term "Tax" shall not include any taxes imposed upon the net income of Lender.

         "Term" shall have the meaning specified in Section 10 hereof.

         "Undrawn Availability" shall mean, as of any date, an amount equal to the difference between (i) the lesser of (A) the sum of (1) the Revolving Loan Limit and (2) the amount of any Pledged Cash at LaSalle and, except where otherwise provided, Other Pledged Cash, or (B) the Maximum Loan Limit and (ii) the sum of (A) the aggregate principal balance of all Revolving Loans and the aggregate undrawn face amounts of all Letters of Credit outstanding as of such date, (B) all trade payables of all of the Loan Parties that are outstanding more than 30 days past the date such trade payables were due and (C) any and all fees, costs, charges, expenses due and owing by Loan Parties to Lender as of such date, including all fees and charges provided for under Subsection 4(c).

         "United" shall mean United American Acquisitions and Management, Inc. a Michigan corporation d/b/a United American Freight Services, Inc.

         "United Acquisition" shall mean the acquisition of all of the capital stock of United by Logistics pursuant to the terms and conditions of a certain Stock Purchase Agreement dated April 9, 2002 among Logistics, United and Douglas Burke.

         "United States Dollars" shall mean the lawful currency of the United States of America.

2.       LOANS.

         (a) Revolving Loans.

             (i) Subject to the terms and conditions of this Agreement and the Other Agreements, during the Term, Lender shall make revolving loans and advances in United States Dollars to Loan Parties (each such Loan, and any portion thereof, a "Revolving Loan") in an amount outstanding at any one time up to eighty-five percent (85%) of the face amount (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith in the ordinary course of Loan Parties' business) of the Eligible Accounts of Loan Parties (the "Revolving Loan Limit"); provided, that the aggregate unpaid principal balance of the Revolving Loans shall not at any time exceed the Borrowing Base, minus the Letter of Credit Obligations. Lender may establish such reserves as Lender elects, in its sole discretion, to establish from time to time based on its good faith prudent credit evaluation.

         If at any time the Revolving Outstandings exceed any of the limitations and sublimitations set forth in this Agreement, Loan Parties shall immediately, and without the necessity of demand by Lender, pay to Lender such amount as may be necessary to eliminate such excess and Lender shall apply such payment to the Revolving Loans in such order as Lender shall determine in its sole discretion.

         Each Loan Party hereby authorizes Lender, in its sole discretion, to charge any account of such Loan Party maintained at LaSalle Bank or advance Revolving Loans in order to make any payments of principal, interest, fees, costs or expenses required to be made under this Agreement or the Other Agreements. The coming due of any such payment shall be deemed to be a request by Borrowing Agent in accordance with the procedures set forth herein for a Revolving Loan as a Prime Rate Loan in the amount of such payment to be made on the date such payment is due. Such Revolving Loans in respect of such payments may be made by Lender, in its sole discretion, regardless of the existence of an Event of Default, whether or not the aggregate outstanding principal balance of the Revolving Loans, after giving effect to such Revolving Loans to be made, exceeds any limitations or sublimitations set forth in this Agreement and whether or not the Pre-Funding Conditions Precedent (specifically including compliance with the provisions of Section 8) have been satisfied. Such Revolving Loans shall be a part of the Liabilities hereunder secured by the Collateral as provided herein.

             (ii) A request for a Revolving Loan shall be made or shall be deemed to be made, each in the following manner: the Borrowing Agent shall give Lender (x) same day written notice no later than 10:30 A.M. (Chicago time) for such day, of its request for a Revolving Loan as a Prime Rate Loan, and (y) at least three (3) Business Days prior written notice no later than 10:30 A.M. (Chicago time) of its request for a Revolving Loan as a LIBOR Rate Loan, in which notice the Borrowing Agent shall specify the amount of the proposed borrowing, the proposed borrowing date, and whether such proposed borrowing is to be a Prime Rate Loan or a LIBOR Rate Loan; provided, however, that no such request may be made at a time when there exists an Event of Default or an event which, with the passage of time or giving of notice, or both, will become an Event of Default. In the event that a Loan Party or any one or more of them maintains a controlled disbursement account at LaSalle Bank, each check presented for payment against such controlled disbursement account and any other charge or request for payment against such controlled disbursement account shall constitute a request by Borrowing Agent for a Revolving Loan as a Prime Rate Loan. As an accommodation to Loan Parties, Lender may in its discretion and without establishing a course of dealing or conduct, permit telephone requests for Revolving Loans and electronic transmittal of instructions, authorizations, agreements or reports to Lender by Borrowing Agent. Unless Borrowing Agent specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrowing Agent, Lender shall have no liability to Loan Parties for any loss or damage suffered by any Loan Party as a result of Lender's honoring of any requests, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrowing Agent and Lender shall have no duty to verify the origin of any such communication or the authority of the Person sending it.

         Revolving Loans may be borrowed, repaid and reborrowed during the Term.

         Each Loan Party hereby irrevocably authorizes Lender to disburse the proceeds of each Revolving Loan requested by Borrowing Agent, or deemed to be requested by Borrowing Agent, as follows: the proceeds of each Revolving Loan requested by Borrowing Agent under Section 2(a) shall be disbursed by Lender in lawful money of the United States of America in immediately available funds, by wire transfer or Automated Clearing House (ACH) transfer, to such bank account as may be agreed upon by Borrowing Agent and Lender from time to time, or elsewhere if pursuant to a written direction from Borrowing Agent. Lender shall be unconditionally authorized to rely upon and act upon a request or direction from Borrowing Agent and all Loan Parties shall be liable for all Revolving Loans made by Lender in response to a request from Borrowing Agent.

         (b) Repayment of Loans.

             (i) The principal owing with respect to the Revolving Loans shall be repaid on the last day of the Term, subject to earlier acceleration upon the occurrence and during the continuance of an Event of Default as provided in
Section 16 (and the repayment of overadvances as set forth in subsection 2(a) hereof) or upon termination of this Agreement as provided in Section 10.

         (c) Payment Dates as Business Days.

             If any payment due date specified in Subsection 2(b) (or otherwise in this Agreement) is not a Business Day, then such payment may be made on the next succeeding Business Day and such extension of time shall be included in the computation of the amount of interest and fees due hereunder.

         (d) Notes.

         The Loans may, in Lender's sole discretion, be evidenced by one or more promissory notes in form and substance satisfactory to Lender. However, if such Loans are not so evidenced, such Loans may be evidenced solely by entries upon the books and records maintained by Lender.

3.       LETTERS OF CREDIT.

         (a) General Terms.

         Subject to the terms and conditions of the Agreement and the Other Agreements, during the Term, Lender may, in its sole discretion, from time to time cause to be issued and co-sign for or otherwise guarantee, upon Borrowing Agent's request, standby Letters of Credit denominated in United States Dollars for the account of any of the Loan Parties; provided, that the aggregate undrawn face amount of all such Letters of Credit shall at no time exceed the lesser of
(i) $2,000,000 or (ii) an amount equal to the Borrowing Base minus the Revolving Outstandings. Payments made by Lender to any Person on account of any Letter of Credit or any drawing thereunder (specifically including payments by Lender to the issuer of such Letter of Credit in reimbursement for any payments made and/or drawings honored by such issuer with respect to such Letter of Credit ("Issuer Reimbursement Payments")) shall constitute Revolving Loans made as Prime Rate Loans hereunder and Loan Parties agree that each such payment made by Lender (specifically including any Issuer Reimbursement Payments) shall constitute a request by Borrowing Agent on behalf of Loan Parties for a Revolving Loan as a Prime Rate Loan to reimburse such issuer. Such Revolving Loans may be made by Lender regardless of the existence of any Event of Default and whether or not the aggregate outstanding principal balance of the Revolving Loans after giving effect to such Revolving Loans, exceeds any of the limitations or sublimitations set forth in this Agreement (provided that if an Event of Default does exist or the aggregate outstanding principal balance of Revolving Loans would exceed such limit(s), Lender may, in its sole discretion, decline to make such a Revolving Loan). Such Revolving Loans shall be a part of the Liabilities hereunder secured by the Collateral as set forth herein.

         (b) Requests for Letters of Credit.

         Borrowing Agent shall make requests for Letters of Credit to be issued for the account of any Loan Party in writing at least two (2) Business Days prior to the date such Letter of Credit is to be issued. Each such request shall specify the account party, the date such Letter of Credit is to be issued, the amount thereof, the name and address of the beneficiary thereof and a description of the transaction to be supported thereby. Any such notice shall be accompanied by the form of Letter of Credit requested and any application or reimbursement agreement required by the issuer of such Letter of Credit. If any term of such application or reimbursement agreement is inconsistent with this Agreement, then the provisions of this Agreement shall control to the extent of such inconsistency.

         (c) Obligations Absolute.

         Loan Parties shall be obligated to reimburse the issuer of any Letter of Credit, or Lender, if Lender has reimbursed such issuer on Loan Parties' behalf, for any payments made in respect of any Letter of Credit or any drawing thereunder regardless of which Loan Party is the applicant or account party, which obligation shall be unconditional and irrevocable and shall be paid regardless of: (i) any lack of validity or enforceability of any Letter of Credit, (ii) any amendment or waiver of or consent or departure from all or any provisions of any Letter of Credit, this Agreement or any Other Agreement, (iii) the existence of any claim, set off, defense or other right which any Loan Party or any other Person may have against any beneficiary of any Letter of Credit, Lender or the issuer of the Letter of Credit, (iv) any draft or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, (v) any payment under any Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, and (vi) any other act or omission to act or delay of any kind of the issuer of such Letter of Credit, the Lender or any other Person or any other event or circumstance that might otherwise constitute a legal or equitable discharge of Loan Parties' obligations hereunder. It is understood and agreed by each Loan Party that the issuer of any Letter of Credit may accept documents that appear on their face to be in order without further investigation or inquiry, regardless of any notice or information to the contrary.

         (d) Expiration Dates of Letters of Credit.

         The expiration date of each Letter of Credit shall be no later than the earlier of (i) one (1) year from the date of issuance and (ii) the thirtieth
(30th) day prior to the end of the Term. Notwithstanding the foregoing, a Letter of Credit may provide for automatic extensions of its expiration date for one or more one (1) year periods, so long as the issuer thereof has the right to terminate the Letter of Credit at the end of each one (1) year period and no extension period extends past the thirtieth (30th) day prior to the end of the Term.

4.       INTEREST, FEES AND CHARGES.

         (a) Interest Rate.

         Subject to the terms and conditions set forth below, the Loans shall bear interest at the per annum rate of interest set forth in subsection (i),
(ii) or (iii) below:

             (i) A per annum rate of interest equal to the Prime Rate in effect from time to time, plus the Applicable Margin payable in United States Dollars on the first Business Day of each month in arrears. Said rate of interest shall increase or decrease by an amount equal to each increase or decrease in the Prime Rate effective on the effective date of each such change in the Prime Rate.

             (ii) A per annum rate of interest equal to the LIBOR Rate for the applicable Interest Period, plus the Applicable Margin, such rate to remain fixed for such applicable Interest Period. "Interest Period" shall mean any continuous period of one (1) month, two (2) months or three (3) months, as selected from time to time by the Borrowing Agent with respect to such LIBOR Rate Loan by irrevocable notice (in writing or by facsimile) given to Lender not less than three (3) Business Days prior to the first day of each respective Interest Period and no later than 10:30 A.M. (Chicago Time) on such date; provided that: (A) each such period occurring after such initial period shall commence on the day on which the immediately preceding period expires; (B) the final Interest Period shall be such that its expiration occurs on or before the end of the Term; and (C) if for any reason a Loan Party shall fail to timely select a period, then such LIBOR Rate Loan shall continue as, or revert to, Prime Rate Loans. Interest on LIBOR Rate Loans shall be payable in United States Dollars on the first Business Day of each month in arrears and also on the last Business Day of the then applicable Interest Period.

             (iii) Upon the occurrence of an Event of Default and during the existence thereof, the Loans shall bear interest at the rate of two percent (2.0%) per annum in excess of the interest rate otherwise payable thereon, which interest shall be payable in United States Dollars on demand.

             (iv) All interest on all Loans shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

             (v) To the extent not already provided for herein, any final payment of the entire principal balance outstanding with respect to the Revolving Loans shall be accompanied by payment in United States Dollars of all the outstanding accrued and unpaid interest with respect to the Revolving Loans.

         (b) Other LIBOR Provisions.

             (i) Subject to the provisions of this Agreement, the Borrowing Agent, shall have the option (A) as of any date, to convert all or any part of the Prime Rate Loans made to Loan Parties to, or request that new Loans be made to Loan Parties as, LIBOR Rate Loans of various Interest Periods, (B) as of the last day of any Interest Period, to continue all or any portion of the relevant LIBOR Rate Loans as LIBOR Rate Loans; (C) as of the last day of any Interest

Period, to convert all or any portion of the relevant LIBOR Rate Loans to Prime Rate Loans; and (D) at any time, to request new Loans as Prime Rate Loans; provided, that Loans may not be made or continued as or converted to LIBOR Rate Loans, if the continuation or conversion thereof would violate the provisions of subsections 4(b)(ii) or 4(b)(iii) of this Agreement or if an Event of Default has occurred.

             (ii) Lender's determination of the LIBOR Rate as provided above shall be conclusive, absent manifest error. Furthermore, if Lender determines, in good faith (which determination shall be conclusive, absent manifest error), prior to the commencement of any Interest Period that (A) U.S. Dollar deposits of sufficient amount and maturity for funding the Loans are not available to Lender in the London Interbank Eurodollar market in the ordinary course of business, or (B) by reason of circumstances affecting the London Interbank Eurodollar market, adequate and fair means do not exist for ascertaining the rate of interest to be applicable to the Loans requested by Loan Parties to be LIBOR Rate Loans or the Loans bearing interest at the rates set forth in subsection 4(a)(ii) of this Agreement shall not represent the effective pricing to Lender for U.S. Dollar deposits of a comparable amount for the relevant period (such as for example, but not limited to, official reserve requirements required by Regulation D to the extent not given effect in determining the rate), Lender shall promptly notify Borrowing Agent and (1) all existing LIBOR Rate Loans shall convert to Prime Rate Loans upon the end of the applicable Interest Period, and (2) no additional LIBOR Rate Loans shall be made until such circumstances are cured.

             (iii) If, after the date hereof, the introduction of, or any change in any applicable law, treaty, rule, regulation or guideline or in the interpretation or administration thereof by any governmental authority or any central bank or other fiscal, monetary or other authority having jurisdiction over Lender or its lending offices (a "Regulatory Change"), shall, in the opinion of counsel to Lender, make it unlawful for Lender to make or maintain LIBOR Rate Loans, then Lender shall promptly notify the Borrowing Agent and (A) the LIBOR Rate Loans shall immediately convert to Prime Rate Loans on the last Business Day of the then existing Interest Period or on such earlier date as required by law and (B) no additional LIBOR Rate Loans shall be made until such circumstance is cured.

             (iv) If, for any reason, a LIBOR Rate Loan is paid prior to the last Business Day of any Interest Period or if a LIBOR Rate Loan is not made and/or does not occur on a date specified by the Borrowing Agent in its request (other than as a result of a default by Lender), the Loan Parties agree to indemnify Lender against any loss (including any loss on redeployment of the deposits or other funds acquired by Lender to fund or maintain such LIBOR Rate
Loan) cost or expense incurred by Lender as a result of such prepayment (such costs, expenses or loss, "Breakage Costs").

             (v) If any Regulatory Change (whether or not having the force of law) shall (A) impose, modify or deem applicable any assessment, reserve, special deposit or similar requirement against assets held by, or deposits in or for the account of or loans by, or any other acquisition of funds or disbursements by, Lender; (B) subject Lender or the LIBOR Rate Loans to any Tax or change the basis of taxation of payments to Lender of principal or interest due from a Loan Party to Lender hereunder (other than a change in the taxation of the overall net income of Lender); or (C) impose on Lender any other condition regarding the LIBOR Rate Loans or Lender's funding thereof, and Lender shall determine (which determination shall be conclusive, absent any manifest error) that the result of the foregoing is to increase the cost to Lender of making or maintaining the LIBOR Rate Loans or to reduce the amount of principal or interest received by Lender hereunder, then the applicable Loan Parties shall pay to Lender, on demand, such additional amounts as Lender shall, from time to time, determine are sufficient to compensate and indemnify Lender from such increased cost or reduced amount.

             (vi) Lender shall receive payments of amounts of principal of and interest with respect to the LIBOR Rate Loans free and clear of, and without deduction for, any Taxes. If (A) Lender shall be subject to any Tax in respect of any LIBOR Rate Loans or any part thereof or, (B) Loan Parties shall be required to withhold or deduct any Tax from any such amount, the LIBOR Rate applicable to such LIBOR Rate Loans shall be adjusted by Lender to reflect all additional costs incurred by Lender in connection with the payment by Lender or the withholding by a Loan Party of such Tax and Loan Parties shall provide Lender with a statement detailing the amount of any such Tax actually paid by Loan Parties. Determination by Lender of the amount of such costs shall be conclusive, absent manifest error. If after any such adjustment any part of any Tax paid by Lender is subsequently recovered by Lender, Lender shall reimburse Loan Parties to the extent of the amount so recovered. A certificate of an officer of Lender setting forth the amount of such recovery and the basis therefor shall be conclusive, absent manifest error.

             (vii) Each request for LIBOR Rate Loans shall be in an amount not less than $1,000,000, and in integral multiples of $100,000.

             (viii) Unless otherwise specified by Borrowing Agent, all Loans shall be Prime Rate Loans.

             (ix) No more than five (5) LIBOR Rate Loans may be outstanding at any one time.

         (c) Fees And Charges.

             (i) Commitment Fee: Loan Parties shall pay to Lender a commitment fee in United States Dollars of $75,000, which fee was fully earned by Lender upon the execution of the Commitment Letter, and shall be payable on a nonrefundable basis one-half upon the execution of the Commitment Letter (which half has already been paid) and one-half on the Closing Date.

             (ii) Unused Line Fee: Loan Parties shall pay to Lender an unused line fee in United States Dollars of 0.5% of the difference between (x) the Maximum Loan Limit and (y) the average daily balance of the outstanding Revolving Loans plus the average outstanding Letter of Credit Obligations for each month, which fee shall be fully earned by Lender and payable monthly in arrears on the first Business Day of each month. Said fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed.

             (iii) Prepayment Fee: In the event that (except as otherwise provided in Subsection 4(c)(viii) below) Loan Parties prepay all of the Liabilities hereunder, including all of the principal outstanding under the

Revolving Loans, and elect to terminate this Agreement prior to the last day of the Term, which Loan Parties may elect to do at any time but only upon 90 days prior written notice to Lender, Loan Parties shall pay to Lender a prepayment fee ("Prepayment Fee") in United States Dollars equal to (i) 1.0% of the Maximum Loan Limit if such prepayment occurs on or prior to the first anniversary of the Closing Date, and (ii) 0.5% of the Maximum Loan Limit if such prepayment occurs after the first anniversary of the Closing Date but prior to the last day of the Term.

             (iv) Letter of Credit Fees. Loan Parties shall remit to Lender a letter of credit fee in United States Dollars equal to 2.5% per annum on the aggregate undrawn face amount of each Letter of Credit for each day such letter of credit is to be outstanding, which fee shall be payable monthly in advance on
(x) the date of issuance of each such Letter of Credit (for the time period from such date of issuance through the last day prior to the first Business Day of the month following the month in which such issuance occurs) and (y) on the first Business Day of each month thereafter during any portion of which month such Letter of Credit is to be outstanding (for the time period from such first Business Day through the earlier of (i) the last day prior to the first Business Day of the following month or (ii) the expiration date of such Letter of Credit). Each monthly installment of such letter of credit fee is fully earned and nonrefundable upon the coming due thereof. Said fee shall be calculated on the basis of a 360 day year for the actual number of days elapsed. Loan Parties shall also pay on demand to Lender an amount equal to the normal and customary administrative charges of the issuer of the Letters of Credit for the issuance, amendment, negotiation, renewal or extension of any Letter of Credit.

             (v) Audit Fees. Loan Parties shall pay to Lender the Audit Fees provided for in Subsection 12(d). Such Audit Fees shall be fully earned upon the incurrence thereof and shall be payable on demand.

             (vi) Collateral Management Fee. Loan Parties shall pay to Lender a collateral management fee in United States Dollars of $1,500 per month, which fee shall be fully earned and payable monthly in advance on the first Business Day of each month.

             (vii) Costs and Expenses: Loan Parties shall reimburse Lender for all out of pocket costs and expenses, including, without limitation, legal expenses and reasonable attorneys' fees, incurred by Lender in connection with the (i) analysis, due diligence, documentation and, consummation of this transaction and the Loans and any other transactions between Loan Parties and Lender, including, without limitation, fees and expenses for Uniform Commercial Code and other public record searches and filings, overnight courier or other express or messenger delivery, field examination costs, appraisal costs and environmental audit or review costs; (ii) amendments, waivers or consents with respect to this Agreement and any Other Agreements; (iii) protection, preservation, defense or enforcement of any rights of Lender in or to the Collateral or otherwise under this Agreement or any Other Agreements; (iv) collection of any Liabilities; and (v) non-overhead administration of this Agreement (primarily expected, if necessary, to include any of the foregoing plus periodic consultation or analysis with counsel concerning its rights under this Agreement and the Other Agreements). Loan Parties shall also pay all normal service charges with respect to all accounts maintained by each Loan Party with Lender and LaSalle Bank and any additional services requested by any Loan Party from Lender and LaSalle Bank. All such costs, expenses and charges shall, if owed to LaSalle Bank, be reimbursed by Lender and in such event or in the event such costs and expenses are owed to Lender, constitute Liabilities hereunder, shall be payable by Loan Parties to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

             (viii) Capital Adequacy Charge. If Lender shall have determined that the adoption of any law, rule or regulation regarding capital adequacy, or any change therein or in the interpretation or application thereof having the force of law, or compliance by Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or governmental authority enacted after the date hereof, does or shall have the effect of reducing the rate of return on such party's capital as a consequence of its obligations hereunder to a level below that which Lender could have achieved but for such adoption, change or compliance (taking into consideration Lender's policies with respect to capital adequacy) by a material amount, then from time to time, after submission by Lender to Loan Parties of a written demand therefor ("Capital Adequacy Demand") together with the certificate described below, Loan Parties shall pay to Lender such additional amount or amounts ("Capital Adequacy Charge") as will compensate Lender for such reduction, such Capital Adequacy Demand to be made with reasonable promptness following such determination. A certificate of Lender claiming entitlement to payment as set forth above shall be conclusive in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such reduction, the amount of the Capital Adequacy Charge to be paid to Lender, and the method by which such amount was determined. In determining such amount, Lender may use any reasonable averaging and attribution method, applied on a non-discriminatory basis. If Lender provides a Capital Adequacy Demand to Loan Parties, a termination of this Agreement by Loan Parties and full prepayment of all Liabilities by Loan Parties within ninety (90) days of Borrowing Agent's receipt thereof shall not be subject to the Prepayment Fee referenced in Section 4 (c) (iii) above.

         (d) Maximum Interest.

         It is the intent of the parties that the rate of interest and other charges to each Loan Party under this Agreement shall be lawful; therefore, if for any reason the interest or other charges payable under this Agreement are found by a court of competent jurisdiction, in a final determination, to exceed the limit which Lender may lawfully charge Loan Parties (or any one of them), then the obligation to pay interest and other charges shall automatically be reduced to such limit and, if any amount in excess of such limit shall have been paid, then such amount shall be refunded to Loan Parties.

5.       COLLATERAL.

         (a) Grant of Security Interest to Lender.

         As security for the payment of all Loans now or in the future made by Lender to Loan Parties hereunder and for the payment or other satisfaction of all other Liabilities, each Loan Party hereby assigns to Lender and grants to Lender a continuing, valid and, enforceable first priority and only (other than Permitted Liens) lien, charge and security interest in all assets and property of any kind of such Loan Party, including without limitation, all of the following property: whether tangible or intangible and whether now or hereafter owned, existing, acquired, created or arising and wherever now or hereafter located: (a) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by such Loan Party has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, such Loan Party; (b) all Chattel Paper, Instruments, Documents and General Intangibles (including, without limitation, all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (c) all Inventory; (d) all Goods (other than Inventory), including, without limitation, Equipment, vehicles and Fixtures; (e) all Investment Property; (f) all Deposit Accounts, bank accounts, deposits and cash; (g) all Letter-of-Credit Rights; (h) Commercial Tort Claims listed on Exhibit D hereto; (i) Payment Intangibles; (j) Supporting Obligations;
(k) any other property of such Loan Party now or hereafter in the possession, custody or control of Lender or any agent or any parent, affiliate or subsidiary of Lender or any participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise) and (l) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including, without limitation, proceeds of all insurance policies insuring the foregoing property, and all of such Loan Parties' books and records relating to any of the foregoing and to such Loan Parties' business. Notwithstanding the foregoing, Lender is not requiring Loan Parties and Loan Parties shall not be obligated to reflect any security interest of Lender on certificates of title to any vehicles.

         (b) Other Security.

         Lender, in its sole discretion, without waiving or releasing any obligation, liability or duty of any Loan Party under this Agreement or the Other Agreements or any Event of Default, may at any time or times hereafter, but shall not be obligated to, pay, acquire or accept an assignment of any security interest, lien, encumbrance or claim asserted by any Person in, upon or against the Collateral. All sums paid by Lender in respect thereof and all costs, fees and expenses including, without limitation, reasonable attorney fees, all court costs and all other charges relating thereto incurred by Lender shall constitute Liabilities, payable by Loan Parties to Lender on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

         (c) Possessory Collateral.

         Immediately upon any Loan Party's receipt of any portion of the Collateral evidenced by an agreement, Instrument or Document, including, without limitation, any Tangible Chattel Paper and any Investment Property consisting of certificated securities, such Loan Party shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as such Loan Party's attorney and agent-in-fact, to endorse or assign the same on such Loan Party's behalf.

         (d) Electronic Chattel Paper.

         To the extent that a Loan Party obtains or maintains any Electronic Chattel Paper, such Loan Party shall create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided in clauses (iv), (v) and (vi) below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by the Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

         (e) [OMITTED]

         (f) Pledge. As further security for the payment of all Loans now or in the future made by Lender to Loan Parties hereunder and for the payment or other satisfaction of all other Liabilities, each Loan Party shall pledge to Lender all of the capital stock or other equity interests of each of such Loan Party's Subsidiaries (including each Subsidiary which is a Loan Party) pursuant to a pledge agreement dated as of the date hereof acceptable to Lender (each a "Pledge Agreement"), provided that 65% of the voting stock (and 100% of any non-voting stock) of each Foreign Subsidiary shall be pledged. Lender shall be entitled to receive an opinion letter from independent counsel acceptable to Lender regarding the validity and enforceability of each pledge of the stock of a Foreign Subsidiary. Furthermore, Loan Parties shall take all other steps requested by Lender which Lender shall deem necessary, prudent or desirable in order for Lender to have Control over any Investment Property pledged under this Subsection, and/or for Lender otherwise to perfect and protect its pledge in such capital stock and other equity interests. Immediately upon the acquisition of any new Subsidiary (whether through the creation of a new Subsidiary, a Permitted Acquisition or otherwise), each Loan Party shall pledge the capital stock or other equity interests of such new Subsidiary as required by this Subsection and comply with all of the provisions of this Subparagraph with respect to such capital stock or other equity interests. The term "Collateral" shall further include all of the Investment Property pledged pursuant to this Subsection.

         (g) Deposit and Investment Accounts. All deposit and investment accounts of each Loan Party wherever maintained shall constitute Collateral and as a condition to creation and maintenance thereof, Lender shall obtain a tri-party agreement with the institutions where such accounts are maintained, acceptable to Lender, permitting Lender to have Control over such account and the existing and future funds and property therein.

         (h) Commercial Tort Claims. No Loan Party has any pending Commercial Tort Claims except as shown on Schedule 3 (h) attached hereto.

6.      PRESERVATION OF COLLATERAL AND PERFECTION OF SECURITY INTERESTS THEREIN.

        Each Loan Party hereby authorizes Lender to file UCC-1 financing statements against such Loan Party covering the Collateral owned by such Loan Party (and describing such collateral, if Lender shall so choose in its absolute discretion, as "All Assets" of such Loan Party) in such jurisdictions as Lender shall deem necessary, prudent or desirable to perfect and protect the liens and security interests granted to Lender hereunder, with or without the signature of such Loan Party. Each Loan Party shall, at Lender's request, at any time and from time to time, authenticate, execute and deliver to Lender such financing statements, documents and other agreements and instruments (and pay the cost of filing or recording the same in all public offices deemed necessary, prudent or desirable by Lender) and do such other acts and things or cause third parties to do such other acts and things as Lender may deem necessary, prudent or desirable in its sole discretion in order to establish and maintain a valid, attached and perfected security interest in the Collateral in favor of Lender (free and clear of all other liens, claims, encumbrances and rights of third parties whatsoever, whether voluntarily or involuntarily created, except Permitted Liens) to secure payment of the Liabilities including without limitation providing landlord's waivers reasonably acceptable to Lender for those locations where the primary books and records of each Loan Party are located, and in order to facilitate the collection of the Collateral. Each Loan Party irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Loan Party's true and lawful attorney and agent-in-fact to execute and file such financing statements, documents and other agreements and instruments and do such other acts and things as may be necessary to preserve and perfect Lender's security interest in the Collateral. Each Loan Party further agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement shall be sufficient as a financing statement. Each Loan Party further ratifies and confirms the prior filing by Lender of any and all financing statements (and any appropriate amendments or continuations thereof) which identify such Loan Party as debtor, Lender as secured party and any or all Collateral as collateral.

7.      POSSESSION OF COLLATERAL AND RELATED MATTERS.

        Until an Event of Default has occurred and Lender has notified Borrowing Agent in writing that Lender is exercising its rights as a secured creditor with respect to the Collateral, each Loan Party shall have the right, except as otherwise provided in this Agreement, in the ordinary course of such Loan Party's business consistent with past practices, to (a) sell, lease or furnish under contracts of service any of such Loan Party's Inventory normally held by such Loan Party for any such purpose; and (b) use and consume any raw materials, work in process or other materials normally held by such Loan Party for such purpose; provided, however, that a sale in the ordinary course of business shall not include any transfer or sale in satisfaction, partial or complete, of a debt owed by such Loan Party.

8.      COLLECTIONS.

        (a) Notwithstanding anything to the contrary contained in this Section
8 or otherwise in this Agreement, prior to the first request by Borrowing Agent for a Revolving Loan under Subsection 2(a) and/or a Letter of Credit under
Section 3, Loan Parties shall not be required to comply with any of the terms and provisions of Subsections 8(b), 8(c), 8(e) and 12(j) below. Prior to making any such request for a Revolving Loan and/or Letter of Credit, and as a condition precedent to the making of any such Revolving Loan and/or Letter of Credit, Loan Parties shall comply with all of the terms and provisions of such Subsections (including the establishment of all Lock Box(es) and Lock Box Accounts required thereunder) and at all times thereafter (including at any time when the aggregate amount of the Revolving Outstandings and the Letter of Credit Outstandings shall be zero), Loan Parties shall continue to comply with all such terms and provisions.

         (b) Loan Parties shall direct all of their Account Debtors to make all payments on the Accounts of such Loan Parties directly to certain post office boxes (each a "Lock Box") designated by, and under the exclusive control of, Lender, at LaSalle Bank. A Lock Box shall be established for each Loan Party In connection with each such Lock Box, Loan Parties shall establish one or more deposit accounts (each a "Lock Box Account") in Lender's name with LaSalle Bank, into which all payments received in the respective Lock Box shall be deposited. Each Loan Party will, immediately upon receipt thereof, deposit into the applicable Lock Box Accounts all payments received by such Loan Party on its Accounts and any and all other cash proceeds of any Collateral in the identical form in which such payments were received, whether by cash or check, and each such Loan Party shall direct any Account Debtor wishing to send a wire transfer as payment to send any funds to the applicable Lock Box Account. If any such Loan Party or any Affiliate or Subsidiary of such Loan Party or any shareholder, officer, director, employee or agent of such Loan Party or any Affiliate or Subsidiary thereof, or any other Person acting for or in concert with such Loan Party shall receive any monies, checks, notes, drafts or other payments relating to or as Proceeds of Accounts or other Collateral, such Loan Party and each such Person shall receive all such items in trust for, and as the sole and exclusive property of, Lender and, immediately upon receipt thereof, shall remit the same (or cause the same to be remitted) in kind to the applicable Lock Box Account. The applicable Loan Party shall execute a tri-party account control agreement with respect to each applicable Lock Box Account (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a "Lock Box Account Control Agreement") among Lender, the applicable Loan Party and LaSalle Bank. Each such Lock Box Control Agreement shall provide that the amounts on deposit in such Lock Box Account are the sole and exclusive property of Lender, that LaSalle Bank will follow the instructions of Lender with respect to disposition of funds in the Lock Box and Lock Box Account without further consent from the applicable Loan Party, that LaSalle Bank has no right to setoff against the Lock Box Account or against any other account maintained by LaSalle Bank into which the contents of the Lock Box Account are transferred, and that LaSalle Bank shall wire, or otherwise transfer (in a manner satisfactory to Lender) in immediately available funds all funds deposited in the Lock Box Account on a daily basis as such funds are collected to a cash collateral account maintained with LaSalle Bank, which account shall be maintained in the name of Lender and shall be under the sole dominion and control of Lender ("Cash Collateral Account"). Notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, if on any day funds are deposited/collected into the Cash Collateral Account in excess of the Revolving Outstandings as of such date, Lender shall instruct LaSalle Bank to remit any such excess funds to a deposit account of Borrowing Agent maintained as LaSalle Bank.

         (c) Each Loan Party agrees that all payments and other funds received by Lender from such Lock Box Accounts or otherwise, whether in respect of the Accounts or as Proceeds of other Collateral or otherwise, will be, if received directly by a Loan Party, promptly remitted to Lender and applied on account of the applicable Liabilities in accordance with the terms of this Agreement; provided, that so long as no Event of Default has occurred, payments received by Lender shall not be applied to the unmatured portion of the LIBOR Rate Loans, but shall be held in a cash collateral account maintained by Lender, until the earlier of (i) the last Business Day of the Interest Period applicable to such LIBOR Rate Loan and (ii) the occurrence of an Event of Default; provided further, that so long as no Event of Default has occurred, the immediately available funds in such cash collateral account may be disbursed, at Loan Parties discretion, to the applicable Loan Parties so long as after giving effect to such disbursement, the aggregate outstanding balance of all Revolving Loans does not exceed any limitations set forth in Subsection 2(a) hereof. Loan Parties agree to pay all fees, costs and expenses in connection with opening and maintaining the Lock Boxes and Lock Box Accounts. All of such fees, costs and expenses if not paid by Loan Parties, may be paid by Lender and in such event all amounts paid by Lender shall constitute Liabilities hereunder, shall be payable to Lender by Loan Parties upon demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. All checks, drafts, instruments and other items of payment or Proceeds of Collateral shall be endorsed by the applicable Loan Party to Lender, and, if that endorsement of any such item shall not be made for any reason, Lender is hereby irrevocably authorized to endorse the same on such Loan Party's behalf. For the purpose of this Section 8, each Loan Party irrevocably hereby makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Loan Party's true and lawful attorney and agent-in-fact (i) to endorse such Loan Party's name upon said items of payment and/or Proceeds of Collateral and upon any Chattel Paper, Document, Instrument, invoice or similar document or agreement relating to any Account of such Loan Party or Goods pertaining thereto; (ii) to take control in any manner of any item of payment or Proceeds thereof and (iii) to have access to any lock box or postal box into which any of such Loan Party's mail is deposited, and open and process all mail addressed to such Loan Party and deposited therein.

         (d) Lender may, at any time and from time to time after the occurrence and during the continuance of an Event of Default, whether before or after notification to any Account Debtor and whether before or after the maturity of any of the Liabilities, (i) enforce collection of any of each Loan Party's Accounts or other amounts owed to a Loan Party by suit or otherwise; (ii) exercise all of such Loan Party's rights and remedies with respect to proceedings brought to collect any Accounts or other amounts owed to such Loan Party; (iii) surrender, release or exchange all or any part of any Accounts or other amounts owed to such Loan Party, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder; (iv) sell or assign any Account of such Loan Party or other amount owed to such Loan Party upon such terms, for such amount and at such time or times as Lender deems advisable; (v) prepare, file and sign such Loan Party's name on any proof of claim in bankruptcy or other similar document against any Account Debtor or other Person obligated to such Loan Party; and (vi) do all other acts and things which are necessary, in Lender's sole discretion, to fulfill such Loan Party's obligations under this Agreement and to allow Lender to collect the Accounts or other amounts owed to such Loan Party. In addition to any other provision hereof, Lender may at any time, whether before or after the occurrence of an Event of Default, at Loan Parties' expense, notify any parties obligated on any of the Accounts to make payment directly to Lender of any amounts due or to become due thereunder.

         (e) Subject to the provisions of Subsection 8(b), for purposes of calculating interest and fees due under this Agreement, Lender shall, within one
(1) Business Day after receipt into any Lock Box or deposit into any Lock Box Account of checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral, apply the whole or any part of such collections or Proceeds against the applicable Liabilities in such order as Lender shall determine in its sole discretion. Loan Parties shall pay a monthly collection fee equal to the same one day's interest on all payments and deposits made into the Lock Box Accounts during such month, such fee to be payable in arrears on the first day of each month. Subject to the provisions of Subsection 8(b), for purposes of determining the amount of Loans available for borrowing purposes, such checks and cash or other immediately available funds from collections of items of payment and Proceeds of any Collateral shall be applied in whole or in part against the Liabilities, in such order as Lender shall determine in its sole discretion, on the day of receipt, subject to actual collection.

         (f) On a monthly basis, Lender shall deliver to Borrowing Agent an account statement showing all Loans, charges and payments, which shall be deemed final, binding and conclusive upon Loan Parties unless Borrowing Agent notifies Lender in writing, specifying any error therein, within thirty (30) days of the date such account statement is sent to Borrowing Agent and any such notice shall only constitute an objection to the items specifically identified.

9.       COLLATERAL, AVAILABILITY AND FINANCIAL REPORTS AND SCHEDULES.

         (a) Borrowing Base Certificates and Weekly Reports.

         Loan Parties shall deliver to Lender an executed daily loan report and borrowing base certificate in Lender's then current form once every seven (7) days (or more frequently, if so required by Lender in its sole discretion), which shall be accompanied by copies of the sales journal, cash receipts journal and credit memo journal of each Loan Party for the relevant period. Such report shall separately reflect the activity of each such Loan Party with respect to Accounts for the immediately preceding week, and shall be in a form and with such specificity as is satisfactory to Lender and shall contain such additional information concerning Accounts as may be requested by Lender including, without limitation, but only if specifically requested by Lender, copies of all invoices prepared in connection with such Accounts. Loan Parties shall deliver on a weekly basis a weekly report of sales, collections and credits as to each Loan Party in such form as Lender shall from time to time request.

         (b) Monthly Reports.

         Loan Parties shall deliver to Lender, in addition to any other reports, as soon as practicable and in any event: (i) within fifteen (15) days after the end of each month, a detailed trial balance and reconciliation of each Loan Party's Accounts aged per invoice date, in form and substance reasonably satisfactory to Lender including, without limitation, the names and addresses of all Account Debtors of each Loan Party, and (ii) within twenty (20) days after the end of each month, a summary and detail of accounts payable of each Loan Party (such Accounts and accounts payable divided into such time intervals as Lender may require in its sole discretion), including a listing of any held checks.

         (c) Financial Statements.

         Loan Parties shall deliver to Lender the following financial information, all of which shall be prepared in accordance with generally accepted accounting principles consistently applied, and shall be accompanied by a compliance certificate ("Compliance Certificate") in the form of Exhibit A hereto, which Compliance Certificate shall include a calculation of all financial covenants contained in this Agreement: (i) no later than forty (40) days (or, commencing with the statements for April, 2003, thirty (30) days) after each calendar month, copies of internally prepared financial statements for the Loan Party Group on a consolidated basis, in accordance with GAAP, including, without limitation, balance sheets and statements of income, retained earnings and cash flow of certified by the Chief Financial Officer of Borrowing Agent; (ii) no later than forty-five (45) days after each calendar quarter, copies of internally prepared financial statements for the Loan Party Group on a consolidated and consolidating basis in accordance with GAAP certified by the Chief Financial Officer of Borrowing Agent; and (iii) no later than ninety (90) days after the end of each Fiscal Year audited annual financial statements for the Loan Party Group on a consolidated basis in accordance with GAAP, with an unqualified opinion by independent certified public accountants selected by and reasonably satisfactory to Lender, which financial statements shall be accompanied by (x) supplemental consolidating statements, and (y) copies of any management letters sent to Loan Party by such accountants (each such set of annual audited financial statements together with the accountants' letters and the Compliance Certificate related thereto, the "Annual Financial Statements".)

         (d) Public Reporting.

         Promptly upon the filing thereof, Loan Parties shall deliver to Lender copies of all registration statements and annual, quarterly, monthly or other regular reports which any Loan Party files with the Securities and Exchange Commission, as well as promptly providing to Lender copies of any reports and proxy statements delivered to its shareholders.

         (e) Other Information.

         Promptly following request therefor by Lender, such other business or financial data, reports, appraisals and projections regarding Loan Parties or any one or more of them as Lender may reasonably request.

10.      TERMINATION.

         THIS AGREEMENT SHALL BE IN EFFECT FROM THE DATE HEREOF UNTIL THE DATE OF THE SECOND ANNIVERSARY OF THE CLOSING DATE (THE "TERM") UNLESS (A) THE DUE DATE OF THE LIABILITIES IS ACCELERATED PURSUANT TO SECTION 16 HEREOF; OR (B) LOAN PARTIES ELECT TO TERMINATE THIS AGREEMENT AT ANY TIME BY GIVING LENDER AT LEAST NINETY BUSINESS DAYS NOTICE OF SUCH ELECTION AND BY PAYING ALL OF THE LIABILITIES IN FULL (INCLUDING ANY APPLICABLE BREAKAGE COST OR PREPAYMENT FEE) AND BY EITHER (X) PROVIDING CASH COLLATERAL IN AN AMOUNT EQUAL TO 105% OF THE UNDRAWN FACE AMOUNT OF ALL OUTSTANDING LETTERS OF CREDIT OR (Y) OBTAINING THE AGREEMENT OF ALL BENEFICIARIES ON EACH OF THE OUTSTANDING LETTERS OF CREDIT TO THE TERMINATION THEREOF AND ALSO DELIVERING ALL ORIGINAL COPIES OF EACH SUCH LETTER OF CREDIT TO LENDER. If one or more of the events specified in clauses
(A) or (B) occurs, then (i) Lender shall not make any additional Loans on or after the date identified as the date on which the Liabilities are to be repaid; and (ii) this Agreement shall terminate on the date thereafter that the Liabilities are paid in full. At such time as Loan Parties have repaid all of the Liabilities and this Agreement has terminated, Loan Parties shall deliver to Lender a release, in form and substance satisfactory to Lender, of all obligations and liabilities of Lender and its officers, directors, employees, agents, parents, subsidiaries and affiliates to Loan Party, and if Loan Party are obtaining new financing from another lender, Loan Party shall deliver such lender's indemnification of Lender, in form and substance satisfactory to Lender, for checks which Lender has credited to such Loan Party's accounts, but which subsequently are dishonored for any reason or for automatic clearinghouse or wire transfers not yet posted to such Loan Party's account.

11.      REPRESENTATIONS AND WARRANTIES.

         Each Loan Party hereby represents and warrants to Lender, which representations and warranties (whether appearing in this Section 11 or elsewhere) shall be true at the time of Loan Party's' execution hereof and the closing of the transactions described herein or related hereto, shall remain true until the repayment in full and satisfaction of all the Liabilities and termination of this Agreement, and shall be remade by each Loan Party at the time each Loan is made pursuant to this Agreement, with respect to itself and each of its Subsidiaries as follows (provided that any representation or warranty made as of a specific date shall be true, shall remain true and shall be remade as of such date):

         (a) Financial Statements and Other Information.
             ------------------------------------------

         The Pre-Closing Financials and other information delivered or to be delivered by Loan Parties to Lender at or prior to the Closing Date accurately reflect the financial condition of the Loan Party Group, and there has been no material adverse change in the financial condition, the operations or any other status of any member of the Loan Party Group since December 31, 2001. All written information now or heretofore furnished by each Loan Party to Lender is true and correct as of the date with respect to which such information was furnished.

         (b) Locations.
             ---------

         The office where each Loan Party keeps its books, records and accounts (or copies thereof) concerning the Collateral, each Loan Party's chief executive office and all of each Loan Party's other places of business, locations of Collateral and post office boxes and locations of bank accounts are as set forth in Schedule 11(b) and at other locations within the continental United States of which Lender has been advised by a Loan Party in accordance with Subsection 12(b)(i). The Collateral, including, without limitation, the Equipment (except any part thereof which Loan Party shall have advised Lender in writing consists of Collateral normally used in more than one state) is kept, or, in the case of vehicles, based, only at the addresses set forth on Schedule 11(b), and at other locations within the continental United States of which Lender has been advised by a Loan Party in writing in accordance with Subsection 12(b)(i) hereof.

         (c) Loans by Loan Party.
             -------------------

         No Loan Party (nor any of its Subsidiaries) has made any loans or advances to any Affiliate or other Person except for those loans or advances outstanding on the date hereof as shown on Schedule 11(c) attached hereto.

         (d) Accounts and Inventory.
             ----------------------

         Each Account which Loan Parties shall, expressly or by implication, request Lender to classify as an Eligible Account shall, as of the time when such request is made, conform in all respects to the requirements of such classification as set forth in the definition of "Eligible Account" as set forth herein and as otherwise established by Lender from time to time.

         (e) Liens.
             -----

         Each Loan Party is the lawful owner of all Collateral now purportedly owned or hereafter purportedly acquired by such Loan Party, free from all liens, claims, security interests and encumbrances whatsoever, whether voluntarily or involuntarily created and whether or not perfected, other than the Permitted Liens (which in no event shall attach to any Accounts of any Loan Party).

         (f) Organization, Authority and No Conflict.
             ---------------------------------------

         Each Loan Party is a corporation duly organized, validly existing and in good standing in its jurisdiction of organization and has an organizational identification number and chief executive office as indicated on Schedule 1(a) hereto. Each Loan Party is duly qualified and in good standing in all states where the nature and extent of the business transacted by it or the ownership of its assets makes such qualification necessary. Each Loan Party has the right and power and is duly authorized and empowered to enter into, execute and deliver this Agreement and the Other Agreements and perform its obligations hereunder and thereunder. Each Loan Party's execution, delivery and performance of this Agreement and the Other Agreements does not conflict with the provisions of the organizational documents of such Loan Party, any statute, regulation, ordinance or rule of law, or any agreement, contract or other document which may now or hereafter be binding on such Loan Party, and each Loan Party's execution, delivery and performance of this Agreement and the Other Agreements shall not result in the imposition of any lien or other encumbrance upon any of such Loan Party's property under any existing indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument by which such Loan Party or any of its property may be bound or affected.

         (g) Litigation.
             ----------

         Except as shown on Schedule 11(g) attached hereto, there are no actions or proceedings which are pending or threatened in writing against any Loan Party (or any of its Subsidiaries) and each Loan Party shall, promptly upon becoming aware of any such pending or threatened action or proceeding, give written notice thereof to Lender.

         (h) Compliance with Laws and Maintenance of Permits.
             -----------------------------------------------

         Each Loan Party has obtained all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would be reasonably likely to have a Material Adverse Effect. Each Loan Party (and each of its Subsidiaries) is in compliance in all material respects with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety) the failure to comply with which would be reasonably likely to have a Material Adverse Effect.

         (i) Affiliate Transactions.
             ----------------------

         Except as set forth on Schedule 11(i) attached hereto, no Loan Party (nor any of its Subsidiaries) is conducting, permitting or suffering to be conducted, transaction with any Affiliate other than transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business consistent with past practices pursuant to terms that are no less favorable to such Loan Party (or its Subsidiary) than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

         (j) Names and Trade Names.
             ---------------------

         Each Loan Party's corporate name has always been as set forth on the first page of this Agreement and no Loan Party uses any trade names, assumed names, fictitious names or division names in the operation of its business, except in each case as set forth on Schedule 11(j) hereto.

         (k) Equipment.
             ---------

         Each Loan Party has good and indefeasible and merchantable title to and ownership of all Equipment. No Equipment is a Fixture to real estate or an accession to other personal property unless such personal property is subject to a first priority lien in favor of Lender.

         (l) Enforceability.
             --------------

         This Agreement and the Other Agreements to which each Loan Party is a party are the legal, valid and binding obligations of such Loan Party and are enforceable against such Loan Party in accordance with their respective terms.

         (m) Solvency.
             --------

         Each Loan Party (and each of its Subsidiaries) is, after giving effect to the transactions contemplated hereby, solvent, able to pay its debts as they become due, has capital sufficient to carry on its business, now owns property having a value both at fair valuation and at present fair saleable value greater than the amount required to pay its debts, and will not be rendered insolvent by the execution and delivery of this Agreement or any of the Other Agreements or by completion of the transactions contemplated hereunder or thereunder.

         (n) Indebtedness.
             ------------

         Except as set forth on Schedule 11(n) attached hereto, no Loan Party is obligated (directly or indirectly) for any Indebtedness other than the Loans.

         (o) Margin Security and Use of Proceeds.
             -----------------------------------

         No Loan Party owns any margin securities, and none of the proceeds of the Loans hereunder shall be used for the purpose of purchasing or carrying any margin securities or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase any margin securities or for any other purpose not permitted by Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

         (p) Capital Structure.
             -----------------

         Schedule 11(p) attached hereto sets forth as to each Loan Party (and each of its Subsidiaries) the number of issued and outstanding shares of each class of capital stock or the total membership interest (as applicable) of each such Loan Party (or Subsidiary) (and also sets forth, with respect to each such Subsidiary which is not also a Loan Party, the address of the chief executive office and the organizational identification number of such Subsidiary.)
Schedule 11(p) hereto also sets forth in graphic format a true and complete corporate organizational structure chart for the Loan Parties and their Subsidiaries.

         (q) No Defaults.
             -----------

         No Loan Party is in default under any material contract, lease or commitment to which it is a party or by which it is bound, nor does any Loan Party know of any dispute regarding any contract, lease or commitment which would be reasonably likely to have a Material Adverse Effect.

         (r) Employee Matters.
             ----------------

         There are no controversies pending or threatened in writing between any Loan Party and any of its employees, agents or independent contractors other than employee grievances arising in the ordinary course of business which would not, in the aggregate, have a Material Adverse Effect, and each Loan Party (and each of its Subsidiaries) is in compliance with all federal and state laws respecting employment and employment terms, conditions and practices except for such non-compliance which would not be reasonably likely to have a Material Adverse Effect.

         (s) Intellectual Property.
             ---------------------

         Each Loan Party possesses adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue to conduct its business as heretofore conducted by it. Schedule 11(s) hereto lists (i) each copyright (and each application therefore), (ii) each trademark or service mark (and each application therefore) and (iii) each patent (and each application therefore) owned and/or filled by any Loan Party, listing in each case the registration or application number and date of each such item of intellectual property and the owner thereof. Schedule 11(s) also lists each agreement between or among one or more Loan Parties and one or more third parties pursuant to which one or more of the Loan Parties is the licensee the right to use of any copyright(s), trademark(s) or service mark(s) or patent(s) (each such agreement, as it may hereafter be amended, modified, restated or replaced from time to time, a "Licensing Agreement"), listing in each case an itemized description of the intellectual property subject to such Licensing Agreement, including, if known, the information required with respect to the intellectual property owned by the Loan Parties.

         (t) Environmental Matters.
             ---------------------

         No Loan Party (nor any of its Subsidiaries) has generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off its premises (whether or not such premises all of which were owned or leased by it) in any manner which to the best of Loan Parties' knowledge at any time violates any Environmental Law or any license, permit, certificate, approval or similar authorization thereunder and the operations of each Loan Party (or Subsidiary) complies in all material respects with all Environmental Laws and all licenses, permits, certificates, approvals and similar authorizations thereunder, except for any violation or noncompliance which would not be reasonably likely to have a Material Adverse Effect. There has been no investigation, proceeding, complaint, order, directive, claim, citation or notice by any governmental authority or any other Person, nor is any pending or to the best of each Loan Party's knowledge threatened with respect to any non-compliance with or violation of the requirements of any Environmental Law by any such Loan Party (or Subsidiary) or the release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter, which affects a Loan Party (or Subsidiary) or its business, operations or assets or any properties at which a Loan Party (or Subsidiary) has transported, stored or disposed of any Hazardous Materials. No Loan Party has any material liability (contingent or otherwise) in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Materials which would be reasonably likely to have a Material Adverse Effect.

         (u) ERISA Matters.
             -------------

         Each Loan Party (and each of its Subsidiaries) has paid and discharged all obligations and liabilities arising under ERISA of a character which, if unpaid or unperformed, might result in the imposition of a lien against any of its properties or assets.

         (v) Inactive Businesses.
             -------------------

         Neither Operations, Net Value, Global Container nor any of their Subsidiaries, holds any material assets or conducts any material business.

         (w) Corporate Strategy.
             ------------------

         Among the stated strategic corporate goals of Stonepath are:

             (i) An increase in profitability for each Loan Party and any potential acquired company through centralization of administrative functions, leveraging of their collective purchasing power and taking advantage of economics of scale,

             (ii) An enhancement of the ability of each active Loan Party and any potential acquired company to compete through an expansion of offered services and lower operational costs, and

             (iii) The implementation of technologies and business processes to improve overall productivity and margins. Accordingly, the business operations, strategies and goals of the Loan Parties are interrelated and the creation of the revolving credit facility described in this Agreement is intended to directly or indirectly benefit all of the Loan Parties and any potential acquired company regardless of which Loan Party receives or directly uses the proceeds of any particular advance.

         (x) Third Party Business Relationships.
             ----------------------------------

         In the operation of the business of the Loan Parties:

             (i) None of the Loan Parties has executed nor will execute any evidences of indebtedness to any shipper or carrier.

             (ii) There is no grant of any security interest or anything purporting to be a grant of a security interest in respect of the obligations of any Loan Party to any shipper or carrier and no such grant will be made to any shipper or carrier in the future.

             (iii) There is no, and, on a day to day basis, will not be any, documentation as between carriers and Loan Parties that identifies the carriers as either principal or consignor and the Loan Parties as agent or consignee.

             (iv) Contracts between the carriers and the Loan Parties do not contain provisions which require the Loan Parties to segregate from their general funds monies collected for the carriers' services or restricting the use of those monies and the carriers permit and will continue to permit the Loan Parties to commingle the monies collected from the shippers with the Loan Parties' other monies.

             (v) The carriers do not and will not in the future control the methods upon which the Loan Parties will extend credit to the shippers or collect monies from the shippers.

             (vi) The Loan Parties do not and will not hold monies collected or collectable from the shippers pursuant to an express trust in favor of the carriers and are not aware of any act that they have taken that would give rise to a constructive trust.

             (vii) In contracts between carriers and Loan Parties (whether now in existence or hereafter entered into and any amendments thereto or replacements thereof), the Loan Parties assume, will assume and will continue to assume responsibility to pay monies due to the carriers whether or not the Loan Parties are successful in collecting monies due from the shippers.

12.      AFFIRMATIVE COVENANTS.

         Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Loan Parties obtain Lender's prior written consent waiving or modifying any of Loan Parties' covenants hereunder in any specific instance, each Loan Party covenants and agrees with respect to itself and each of its Subsidiaries, as follows:

         (a) Maintenance of Records.
             ----------------------

         Each Loan Party shall at all times keep accurate and complete books, records and accounts with respect to all of such Loan Party's business activities, in accordance with sound accounting practices and generally accepted accounting principles consistently applied, and shall keep such books, records and accounts, and any copies thereof, only at the addresses indicated for such purpose on Schedule 11(b).

         (b) Notices.
             -------

         Loan Parties shall:

             (i) Locations. Promptly (but in no event less than ten (10) days prior to the occurrence thereof) notify Lender of the proposed opening of any new place of business or new location of Collateral, the closing of any existing place of business or location of Collateral, any change of in the location of any Loan Party's books, records and accounts (or copies thereof), the opening or closing of any post office box, the opening or closing of any bank account or, if any of the Collateral consists of Goods of a type normally used in more than one state, the use of any such Goods in any state other than a state in which any Loan Party has previously advised Lender that such Goods will be used.

             (ii) Eligible Accounts. Promptly upon becoming aware thereof, notify Lender if any Account identified by Loan Parties to Lender as an Eligible Account becomes ineligible for any reason.

             (iii) Litigation and Proceedings. Promptly upon becoming aware thereof, notify Lender (A) of any actions or proceedings which are pending or threatened against any Loan Party (or any of its Subsidiaries) (1) in which the amount of damages or other recovery sought exceeds or could reasonably be expected to exceed $50,000 or (2) which might have a Material Adverse Effect, and of any Commercial Tort Claims of such Loan Party which may arise, which notice, in the case of clause (A) would be deemed a modification of Schedule 11(g) hereto to add such litigation and in the case of clause (B) would be deemed a modification of Schedule 3(h) to add such Commercial Tort Claim.

             (iv) Names and Trade Names. Notify Lender within ten (10) days of the change of the name of any Loan Party (or any of its Subsidiaries) or the use of any trade name, assumed name, fictitious name or division name not previously disclosed to Lender in writing.

             (v) ERISA Matters. Promptly notify Lender of (x) the occurrence of any "reportable event" (as defined in ERISA) which might result in the termination by the Pension Benefit Guaranty Corporation (the "PBGC") of any employee benefit plan ("Plan") covering any officers or employees of any Loan Party (or any of its Subsidiaries), any benefits of which are, or are required to be, guaranteed by the PBGC, (y) receipt of any notice from the PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor or (z) its intention to terminate or withdraw from any Plan.

             (vi) Environmental Matters. Immediately notify Lender upon becoming aware of any investigation, proceeding, complaint, order, directive, claim, citation or notice with respect to any non-compliance with or violation of the requirements of any Environmental Law by any Loan Party (or any of its Subsidiaries) or the generation, use, storage, treatment, transportation, manufacture handling, production or disposal of any Hazardous Materials or any other environmental, health or safety matter which affects such Loan Party (or Subsidiary) or its business operations or assets or any properties at which such Loan Party (or Subsidiary) has transported, stored or disposed of any Hazardous Materials.

             (vii) Intellectual Property Matters. Promptly (but in no more than fifteen (15) days after the registration, filing or acquisition thereof or entry therein to) notify Lender of the registration (whether or not Lender previously had notice of the filing of an application for registration thereof) or acquisition by any Loan Party of any patent, trademark or copyright, the filing of any application for the registration of any patent, trademark or copyright by any Loan Party or the entry by any Loan Party into any Licensing Agreement, which notice shall constitute Loan Parties' authorization to amend Schedule 11(s) hereto. Loan Parties shall also immediately notify Lender of the occurrence of any event of default under any Licensing Agreement that would permit the applicable licensor to terminate such Licensing Agreement or any termination or attempted termination of or giving of a notice of termination or intent to terminate with respect to any Licensing Agreement by the applicable licensor if the termination of such Licensing Agreement would reasonably be expected to have a Material Adverse Effect.

             (viii) Default; Material Adverse Change. Promptly advise Lender of the occurrence of any Material Adverse Change or the occurrence of any Event of Default hereunder or of the occurrence of any event which, if uncured, will become an Event of Default after notice or lapse of time (or both).

         All of the foregoing notices shall be provided by Loan Parties to Lender in writing.

         (c) Compliance with Laws and Maintenance of Permits.
             -----------------------------------------------

         Each Loan Party (and each of its Subsidiaries) shall maintain all governmental consents, franchises, certificates, licenses, authorizations, approvals and permits, the lack of which would be reasonably expected to have a Material Adverse Effect and each Loan Party (and each of its Subsidiaries) shall remain in compliance with all applicable federal, state, local and foreign statutes, orders, regulations, rules and ordinances (including, without limitation, Environmental Laws and statutes, orders, regulations, rules and ordinances relating to taxes, employer and employee contributions and similar items, securities, ERISA or employee health and safety), the failure with which to comply would reasonably be expected to have a Material Adverse Effect. Following any determination by Lender that there is non-compliance, or any condition which requires any action by or on behalf of a Loan Party (or any of its Subsidiaries) in order to avoid non-compliance, with any Environmental Law, Lender may, at Loan Parties expense, cause an independent environmental engineer acceptable to Lender to conduct such tests of the relevant site(s) as are appropriate and prepare and deliver a report setting forth the results of such tests, a proposed plan for remediation and an estimate of the costs thereof.

         (d) Inspection and Audits.
             ---------------------

         Each Loan Party shall permit Lender, or any Persons designated by it, to call at such Loan Party's places of business at any reasonable times, and, without hindrance or delay, to examine or inspect the Collateral and to examine, inspect, audit, check and make extracts from the books, records, journals, orders, receipts and any correspondence and other data relating to the business of such Loan Party (including books, records, etc. of or with respect to its Subsidiaries), the Collateral or any transactions between the parties hereto, and shall have the right to make such verification concerning such Loan Party's business as Lender may consider reasonable under the circumstances. Each Loan Party shall furnish to Lender such information relevant to Lender's rights under this Agreement as Lender shall at any time and from time to time request. Lender, through its officers, employees or agents shall have the right, at any time and from time to time, in the name of Lender, such Loan Party or otherwise, to verify the validity, amount or any other matter relating to any of such Loan Party's Accounts, by mail, telephone, telegraph or otherwise. Each Loan Party authorizes Lender to discuss the affairs, finances and business of such Loan Party (and its Subsidiaries) with any officers, employees or directors of such Loan Party or with its Parent or any Affiliate or the officers, employees or directors of its Parent or any Affiliate, and to discuss the financial condition of such Loan Party (and it Subsidiaries) with such Loan Party's independent public accountants. Any such discussions with the accountants shall occur after prior notification to Borrowing Agent and shall be without liability to Lender or to Loan Parties' independent public accountants. In addition, upon notice from Borrowing Agent that it desires to include as Eligible Accounts the Accounts of any Target that is to be or has become a Loan Party that has been acquired after the date hereof in connection with a Permitted Acquisition, Loan Parties shall cooperate with Lender and its employees and agents, and shall cause the Target/new Loan Party that is/was the subject of any such proposed Permitted Acquisition to so cooperate, in the conduct by Lender and/or its employees or agents of an initial field examination audit of such Target/new Loan Party, of such scope and extent as Lender, in the exercise of its sole discretion, may determine, including the inspection, auditing, checking and making abstracts from the books, records, etc., and other data relating to the business, of such Target/new Loan Party or its assets and in connection therewith, including such verifications regarding such Target's/new Loan Party's business as Lender may consider reasonable under the circumstances. Loan Parties shall pay to Lender fees in connection with (x) any field audit or inspection of any one or more Loan Parties, their business and/or Collateral and (y) any field audit or inspection of any Target, its business and/or its assets ("Audit Fees") equal to $700 per day for each person acting as an auditor on behalf of Lender plus all out-of-pocket costs and expenses incurred by Lender and each auditor (including without limitation, air fare, meals and lodging) in the conduct of such an audit, and all of such Audit Fees shall constitute Liabilities hereunder, shall be payable on demand and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Loan Parties shall pay such Audit Fees to Lender in connection with any field audit or examination of a proposed Target whether or not the proposed Permitted Acquisition closes and is consummated, provided, however, that Lender may conduct a field examination of a Target (whether before of after consummation of the Permitted Acquisition) only upon being notified by Borrowing Agent that it would desire to include the Accounts of such entity as Eligible Accounts (which can occur only following consummation of the acquisition and such entity becoming a Loan Party).

         (e) Insurance.
             ---------

         Loan Parties shall:

             (i) Keep the Collateral properly housed and insured for the full insurable value thereof against loss or damage by fire, theft, explosion, sprinklers, collision (in the case of motor vehicles) and such other risks as are customarily insured against by Persons engaged in businesses similar to that of Loan Parties, with such companies, in such amounts, with such deductibles, and under policies in such form and substance as shall be satisfactory to Lender. Original (or certified) copies of such policies of insurance have been delivered to Lender as of the Closing Date, together with evidence of payment of all premiums therefor, and shall contain an endorsement, in form and substance acceptable to Lender, showing Lender as lenders' loss payee and/or mortgagee payee (as applicable) under such insurance policies. Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance company shall give Lender at least thirty (30) days written notice before any such policy of insurance is altered or canceled and that no act, whether willful or negligent, or default of any Loan Party or any other Person shall affect the right of Lender to recover under such policy of insurance in case of loss or damage. In addition, Loan Parties shall cause to be executed and delivered to Lender an assignment of proceeds of their business interruption insurance policies. Loan Parties hereby direct all insurers under all policies of insurance to pay all proceeds payable thereunder directly to Lender. Upon receipt of any such insurance proceeds, Lender may, in its sole discretion, either (x) apply such insurance proceeds to the repayment of the Liabilities in such order as Lender may in its sole discretion determine or (y) with respect to any insurance proceeds paid as a result of the loss of damage to or destruction of theft of or condemnation or confiscation of any tangible Collateral (a "Casualty Loss"), release such insurance proceeds to Loan Parties to be used in the repair or replacement of the Collateral that was the subject of the Casualty Loss (and Loan Parties covenant that they shall use any such insurance proceeds released to them solely for such purposes). Such Loan Party irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as such Loan Party's true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing the name of such Loan Party on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and making all determinations and decisions with respect to such policies of insurance.

             (ii) Maintain, at their expense, such public liability and third party property damage insurance as is customary for Persons engaged in businesses similar to that of such Loan Parties with such companies and in such amounts, with such deductibles and under policies in such form as shall be satisfactory to Lender and original (or certified copies) of such policies have been delivered to Lender as of the Closing Date, together with evidence of payment of all premiums therefor; each such policy shall contain an endorsement showing Lender as additional insured thereunder and providing that the insurance company shall give Lender at least thirty (30) days written notice before any such policy shall be altered or canceled.

         If Loan Parties at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium relating thereto, then Lender, without waiving or releasing any obligation or default by Loan Parties hereunder, may (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premiums and take such other actions with respect thereto as Lender deems advisable. Such insurance, if obtained by Lender, may, but need not, protect such any Loan Party's interests or pay any claim made by or against any Loan Party's with respect to the Collateral. Such insurance may be more expensive than the cost of insurance Loan Parties may be able to obtain on their own and may be cancelled only upon such Loan Parties providing evidence that they has obtained the insurance as required above. All sums disbursed by Lender in connection with any such actions, including, without limitation, court costs, expenses, other charges relating thereto and reasonable attorneys' fees, shall constitute Loans hereunder, shall be payable on demand by Loan Parties to Lender and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder. Loan Parties shall not make or permit to be made changes to the terms and conditions (including the amounts) of its insurance policies from those delivered to Lender prior to the Closing Date without the prior written consent of Lender.

         (f) Collateral.
             ----------

         Loan Parties shall keep the Collateral in good condition, repair and order and shall make all necessary repairs to the Equipment and replacements thereof so that the operating efficiency and the value thereof shall at all times be preserved and maintained. Each Loan Party shall, at the request of Lender, indicate on its records concerning the Collateral a notation, in form satisfactory to Lender, of the security interest of Lender hereunder.

         (g) Use of Proceeds.
             ---------------

         All monies and other property obtained by any Loan Party from Lender pursuant to this Agreement shall be used solely (i) to provide working capital to the Loan Parties, (ii) to finance Permitted Acquisitions; and (iii) unless the purpose for which such use is intended is otherwise prohibited or limited by this Agreement, for general corporate purposes of a Loan Party.

         (h) Taxes.
             -----

         Loan Parties shall file all required tax returns for and pay all of the taxes owing by any Loan Party (and any of its Subsidiaries) when due, including, without limitation, taxes imposed by foreign, federal, state or municipal agencies, and shall cause any liens for taxes to be promptly released; provided, that Loan Parties shall have the right to contest the payment of such taxes in good faith by appropriate proceedings so long as (i) the amount so contested is shown on the financial statements of the Loan Party Group; (ii) the contesting of any such payment does not give rise to a lien for taxes; (iii) if Lender in the exercise of its sole discretion shall require, Loan Parties keep on deposit with Lender (such deposit to be held without interest) an amount of money which, in the sole judgment of Lender, is sufficient to pay such taxes and any interest or penalties that may accrue thereon; and (iv) if Loan Parties fail to prosecute such contest with reasonable diligence, Lender may apply the money so deposited in payment of such taxes. If Loan Parties fail to pay any such taxes and in the absence of any such contest by Loan Parties, Lender may (but shall be under no obligation to) advance and pay any sums required to pay any such taxes and/or to secure the release of any lien therefor, and any sums so advanced by Lender shall constitute Loans hereunder, shall be payable by Loan Parties to Lender on demand, and, until paid, shall bear interest at the highest rate then applicable to Loans hereunder.

         (i) Intellectual Property.
             ---------------------

         Each Loan Party shall maintain adequate licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, tradestyles and trade names to continue its business as heretofore conducted by it or as hereafter conducted by it.

         (j) Checking Accounts.
             -----------------

             (i) Subject to the provisions of Subsection 8(a) and clause (ii) below, each Loan Party shall maintain its primary checking and other deposit/disbursement accounts (other than local payroll and/or petty cash accounts as disclosed on Schedule 12(j) hereto, as updated from time to time by Loan Parties) for all Loan Parties with LaSalle Bank. Normal charges shall be assessed thereon. Investment accounts may be maintained at an Approved Financial Institution and all of such accounts and all funds and property in such accounts shall be Collateral.

             (ii) With respect to any entity which is the subject of a Permitted Acquisition and becomes a Domestic Subsidiary as a result thereof (which entity is also required to become a Loan Party upon its acquisition), it shall establish (1) a blocked account for the benefit of Lender at the closing on such acquisition with respect to collections of Accounts of such entity, (2) a cash disbursement account at LaSalle Bank and order checks for such account within 60 days after such closing (and use such checks upon receipt thereof), and (3) establish a lockbox at LaSalle Bank within 60 days after such closing which shall be fully operational within 120 days after such closing.

             (iii) Loan Parties, as of the date hereof, maintain monies in the approximate amount of $8,000,000 in one or more deposit accounts with Union Bank of California, N.A. Loan Parties shall use such money only (i) in connection with Permitted Acquisitions, (ii) for working capital of a Loan Party, and (iii) unless the purpose for which such use is intended is otherwise prohibited or limited by this Agreement, for general corporate purposes of a Loan Party.

         (k) Carrier Confirmation Agreements.
             -------------------------------

         Loan Parties shall (i) within one hundred twenty (120) days after the Closing Date, deliver to Lender Carrier Confirmation Agreements from such common carriers whose total business with the Loan Parties would constitute at least 50% of the aggregate common carrier business of all Loan Parties conducted with their top twenty (20) common carriers and (ii) within one (1) year after the Closing Date, deliver to Lender Carrier Confirmation Agreements from such common carriers whose total business with the Loan Parties would constitute at least 50% of the aggregate common carrier business of all Loan Parties conducted with all common carriers during such one (1) year period. Loan Parties shall utilize all reasonable efforts to obtain Carrier Confirmation Agreements from all of its common carriers within one (1) year after the Closing Date.

13.      NEGATIVE COVENANTS.

         Until payment and satisfaction in full of all Liabilities and termination of this Agreement, unless Loan Parties obtain Lender's prior written consent waiving or modifying any of Loan Parties' covenants hereunder in any specific instance, each Loan Party agrees, for itself and its Subsidiaries, as follows:

         (a) Guaranties.
             ----------

         No Loan Party shall assume, guarantee or endorse, or otherwise become liable in connection with, the obligations of any Person, except (i) by endorsement of instruments for deposit or collection or similar transactions in the ordinary course of business, (ii) those existing unsecured guarantees shown on Schedule 11(n) hereto, and (iii) unsecured guarantees which may be provided after the date hereof (subject to giving prompt notice to Lender of the execution thereof accompanied by a copy thereof) with respect to (A) operating or capital leases of another Loan Party, (B) obligations for Earn-Out Payments incurred by another Loan Party or other Subsidiary (subject to the limitations contained in Section 13(m) below), or (C) obligations under written employment agreements for compensation to employees for services rendered of Loan Parties and their Subsidiaries.

         (b) Indebtedness.
             ------------

         No Loan Party shall create, incur, assume or become obligated (directly or indirectly), for any loans or other indebtedness of borrowed money other than the Loans, except that Loan Parties may (i) incur unsecured Subordinated Debt in an amount not to exceed $25,000,000 in principal outstanding in the aggregate for all Loan Parties at any one time, provided that, at all times during which any such Subordinated Debt is outstanding, the then outstanding principal balance of Revolving Loans outstanding under this Agreement is at least $5,000,000; (ii) maintain the present indebtedness listed on Schedule 11(n) hereto; and (iii) incur unsecured indebtedness to trade creditors in the ordinary course of business on standard terms.

         (c) Liens.
             -----

         No Loan Party shall grant or permit to exist (voluntarily or involuntarily) any lien, claim, security interest or other encumbrance whatsoever on any of its assets, other than Permitted Liens (which in no event shall attach to any Account of any Loan Party).

         (d) Mergers, Sales, Acquisitions, Subsidiaries and Other Transactions
             -----------------------------------------------------------------
Outside the Ordinary Course of Business.
---------------------------------------

             (i) General Prohibition. No Loan Party (nor any of its Subsidiaries) shall (A) enter into any merger, consolidation, division, liquidation or dissolution, except that (1) any Loan Party may merge into its Parent, provided that the Parent is the surviving entity, or into Stonepath, provided Stonepath is the surviving entity, (2) any Loan Party, other than Stonepath, may liquidate provided that all of its assets are distributed to its Parent, and (3) a Loan Party, other than Stonepath, may be a party to a merger in order to accomplish a Permitted Acquisition so long as the surviving entity is a wholly owned Subsidiary of Stonepath; (B) change the jurisdiction of such Loan Party's organization or enter into any transaction which has the effect of changing Loan Party's jurisdiction of organization; (C) sell, lease or otherwise dispose of any of its assets other than (1) sales of equipment in the ordinary course of business and (2) divestiture of Stonepath's interest in Asset Exchange, Yes Asia and Brightstreet; (D) purchase any of the stock or other equity interests or all or a material portion of the assets of any Person or division of such Person, except in connection with a Permitted Acquisition; or
(E) enter into any other transaction outside the ordinary course of such Loan Party's business, including, without limitation, any purchase, redemption or retirement of any shares of any class of its stock or any other equity interest, and any issuance of any shares of, or warrants or other rights to receive or purchase any shares of, any class of its stock or any other equity interest except (1) the outstanding proposed exchange offer with respect to Stonepath's Series C preferred stock expected to be consummated in July 2002, and (2) the issuance of additional shares or warrants to acquire shares of Stonepath (x) to a seller of any entity being acquired in connection with a Permitted Acquisition, (y) representing cash equity, to be used for any other corporate purpose not otherwise prohibited under this Agreement, or (z) for any other purpose which is not otherwise prohibited in this Agreement. No Loan Party shall form any Subsidiaries or enter into any joint ventures or partnerships with any other Person, except (x) the formation of a Subsidiary to consummate a Permitted Acquisition and (y) making an investment in a joint venture as part of a Permitted Technology Investment; provided, however, that this Section 13(d)(i) shall not pertain to a mandatory redemption permitted under applicable law of Stonepath's Series C Preferred Stock under the existing terms of its Certificate of Designation as presently filed of record with the Secretary of State of Delaware.

             (ii) Permitted Acquisitions. Notwithstanding anything to the contrary contained in the foregoing clause (i) or otherwise in this Agreement, Loan Parties may make acquisitions of companies, whether by stock purchase(s), asset purchase(s), stock exchanges and/or mergers and consolidations or otherwise, without otherwise obtaining the prior approval of Lender, so long as prior to the closing on and consummation of any such acquisition, each and all of the following conditions precedent (specifically including such conditions requiring the prior consent or approval of Lender with respect to specific aspects of such acquisition, in respect of an entity which is to be a Domestic Subsidiary or a Foreign Subsidiary, as are set forth below) have been satisfied (any such acquisition as to which all of such conditions precedent have been satisfied, a "Permitted Acquisitions"): (A) no Event of Default shall have occurred and then be outstanding, and after giving effect to such acquisition, no Event of Default shall be outstanding; (B) the company that is the subject and target of such proposed acquisition (the "Target") is engaged in the conduct of business in the transportation and logistics industry; (C) the proposed purchase price to be paid by Loan Parties in connection with such proposed acquisition shall be consistent with the business and acquisition historical model of Loan Parties; (D) Loan Parties shall, and after giving effect to the funding of such proposed acquisition, (1) prior to the consummation of such proposed acquisition, have had a Sixty Day Minimum Undrawn Availability as of the date of such consummation of at least $5,000,000 and (2) have Undrawn Availability as of the date of such consummation of at least $5,000,000; provided that, when calculating the Undrawn Availability and Sixty Day Average Undrawn Availability of Loan Parties for the purposes of this Subsection 13(d)(ii), (x) Other Pledged Cash and Pledged Cash at LaSalle shall only be included if held in an investment account and (y) outstanding Accounts of the newly acquired Loan Party as of the date of closing on such acquisition which are then determined to be Eligible Accounts under the terms hereof shall be included as if such amount of Eligible Accounts had been in existence and owned by Loan Parties during the prior 60 days, (E) internally prepared quarterly projected financial statements (including balance sheet, profit and loss statement, cash flow statement and availability report) for a period of 12 months following the proposed closing date of the proposed acquisition, prepared on a consolidated basis for the Loan Party Group (but having a separate column for the status and performance of the Target, and including consolidating numbers for the end of such 12 month period) including a demonstration of continued compliance with all financial covenants set forth in this Agreement during such 12 month period ("Acquisitions Projections") have been provided and are reasonably satisfactory to Lender; (F) all documents, instruments and agreements, and the terms and conditions thereof, specifically including all purchase agreements, merger agreements, documents relating to the creation of new Subsidiaries by Loan Parties in connection with the proposed acquisition, documents, certificates and other evidences showing that all approvals necessary in connection with such proposed acquisition as contemplated by the parties to the proposed acquisition and/or required by law have been obtained and all other documents relating to any transactions to be consummated in connection with such proposed acquisition ("Acquisition Documents") shall have been provided to and are consistent with the description of the transaction given to Lender by Loan Parties and do not reflect any violation or reasonably likely violation of this Agreement or applicable law; (G) the aggregate cash consideration paid in relation to all Foreign Acquisitions (excluding Foreign Earn-Out Payments) shall not exceed $5,000,000 (excluding Reserved Outside Source Funds permitted to be used, and so used, for such purpose); and (H) the number of Permitted Acquisitions consummated and closed by Loan Parties during each year after the Closing Date shall not exceed four (4) such Permitted Acquisitions (excluding from such calculation in this clause (H) any stock only, no cash transaction). The conditions precedent set forth in clauses (E) and (F) shall be completed at least ten (10) days prior to the date any such proposed Permitted Acquisition is to be consummated and closed. In addition to the foregoing, no later than the date such proposed Permitted Acquisition is to be consummated and closed, any new Subsidiary of a Loan Party created and/or acquired in connection with such Permitted Acquisition shall have executed an amendment and joinder agreement acceptable to Lender pursuant to which such new Subsidiary shall join into and become a Loan Party under the Agreement and become jointly and severally liable for all of the Liabilities, grant a first priority security interest in all of its assets, and be in compliance with all covenants and undertakings of a Loan Party under this Agreement and the capital stock of any new Subsidiary shall be pledged) to Lender (it being understood that 65% of the voting stock of Foreign Subsidiary shall be pledged). Furthermore, if at any time on or after the Closing Date and consummation of any such Permitted Acquisition Borrowing Agent desires to include the Accounts of the newly acquired Loan Party as Eligible Accounts hereunder, Lender must first have completed a field audit and examination of such new Loan Party ("Acquisition Field Audit"), the conduct of which (including the access provided to Lender to the books and records, employees and locations of the new Loan Party) and results of which must be satisfactory to Lender, no later than ten (10) days prior to the date on which Borrowing Agent wishes to begin including such Accounts as Eligible Accounts. The United Acquisition is hereby deemed to be a Permitted Acquisition provided that if closing thereunder does not occur by June 30, 2002 Loan Parties shall be required to submit evidence to Lender on the date of closing thereof that it is in compliance with the conditions of clause (D) above on such date.

             (iii) Without limiting any other conditions set forth above, the following shall apply to a Foreign Acquisition;

                   (A) The Foreign Subsidiary shall not become a Loan Party or grant any lien to Lender on its assets but 65% of its voting stock and 100% of its non voting stock shall be pledged to Lender.

                   (B) The Foreign Subsidiary may retain its own cash collections of Accounts for use in its business operations and need not comply with the provisions of Section 8 (b), (c) or (e) or 12 (j) hereof.

                   (C) The Foreign Subsidiary shall be entitled to establish its own banking or borrowing relationship on an unsecured or secured basis.

                   (D) All calculations required for the purpose of determining compliance by the Loan Parties with the covenants in Section 14 below and determining Fixed Charge Coverage Ratio in the definition of Applicable Margin shall not include the status or performance of all Foreign Subsidiaries.

                   (E) All financial statements submitted to Lender under this Agreement (whether consolidated or consolidating) shall have separate columns for the Foreign Subsidiaries.

         (e) Dividends and Distributions.
             ---------------------------

         No Loan Party shall declare or pay any dividend or other distribution (whether in cash or in kind) on any class of its stock (if such Loan Party is a corporation) or on account of any equity interest in such Loan Party (if such Loan Party is a partnership, limited liability company or other type of entity) other than Permitted Distributions; provided, however, that this Section 13(e) shall not pertain to a mandatory redemption of Stonepath's Series C Preferred Stock to the extent permitted under Section 13(d)(i) above\.

         (f) Investments; Loans.
             ------------------

             (i) No Loan Party shall purchase or otherwise acquire, or contract to purchase or otherwise acquire, or invest in the obligations or stock (or other equivalent equity interests) of any Person, except for; (A) the existing investments listed on Schedule 13(f) hereto, (B) investments in Cash Equivalents, (C) investments in another Loan Party or Foreign Subsidiary for the purpose of making and which is used to make the cash payment of the purchase price of a Permitted Acquisition, (D) Permitted Technology Investments, (E) investments made to and are used to fund Permitted Earn-Out Payments, and (F) investments to acquire Foreign Subsidiaries with Reserved Outside Source Funds not previously used in accordance with the provisions of Section 13(f)(ii).

             (ii) No Loan Party shall lend or otherwise advance funds to any Person, except for (A) intercompany loans and/or advances to any other Loan Party, (except that no Loan Party may make any intercompany loan or advance (1) to another Loan Party to the extent not permitted under clause (D) below or (2) to Operations or any Subsidiary of Operations or to Net Value or Global Container), (B) loans to Foreign Subsidiaries for use by the recipient as working capital so long as (1) no such loan is made if an Event of Default is then outstanding, or after taking into account such loan, Loan Parties have not had Sixty Day Average Undrawn Availability of and do not then have Undrawn Availability of $3,000,000 and (2) the aggregate outstanding principal balance of all such loans does not exceed $500,000 plus Reserved Outside Source Funds not previously used in accordance with the provisions of Section 13(f)(i), (C) Permitted Technology Investments, and (D) loans made to and are used to fund Permitted Earn-Out Payments.

         (g) Fundamental Changes, Line of Business.
             -------------------------------------

         No Loan Party (nor any of its Subsidiaries) shall amend its organizational documents (including without limitation the Certificate of Designation for the Series C Preferred Stock of Stonepath) or change its Fiscal Year or enter into a new line of business materially different from such Loan Party's or Subsidiary's current business.

         (h) Equipment.
             ---------

         No Loan Party shall (i) permit any Equipment to become a Fixture to real property, or (ii) permit any Equipment to become an accession to any other personal property unless such personal property is subject to a first priority lien in favor of Lender.

(i)      Affiliate Transactions.
         ----------------------

         Except as set forth on Schedule 11(i) hereto or as permitted pursuant to Subsection 11(d) hereof, no Loan Party (nor any of its Subsidiaries) shall conduct, permit or suffer to be conducted, transactions with Affiliates for the purchase or sale of Inventory or services in the ordinary course of business pursuant to terms that are less favorable to such Loan Party (or Subsidiary) than the terms upon which such transfers or transactions would have been made had they been made to or with a Person that is not an Affiliate.

         (j) Settling of Accounts.
             --------------------

         No Loan Party shall settle or adjust any Account identified by Loan Parties as an Eligible Account or with respect to which the Account Debtor is an Affiliate without the consent of Lender.

         (k) Amendments to Acquisition Documents.
             -----------------------------------

         No Loan Party shall (i) make or consent to any amendment or modification to, or waive any material provision of, any of the Air Plus Acquisition Documents, the Global Acquisition Documents or the Acquisition Documents relating to any Permitted Acquisition or (ii) prepay or accelerate any date for payment of any Earn-Out Payment, without the prior written consent of Lender.

         (l) Operations To Be Inactive.
             -------------------------

         Neither Operations, Net Value nor Global Container, nor any Subsidiary thereof, shall hold any material assets nor conduct any material business.

         (m) Earn-Out Payments.
             -----------------

         No Loan Party shall make, or provide funds in any manner for the making by another Loan Party or any Subsidiary thereof of, any Domestic Earn-Out Payment or Foreign Earn-Out Payment which is not a Permitted Earn-Out Payment.

14.      FINANCIAL COVENANTS.

         Loan Parties shall maintain and keep in full force and effect each of the financial covenants set forth below:

         (a) Cash Flow Coverage Ratio.
             ------------------------

         Loan Parties shall maintain a minimum Cash Flow Coverage Ratio, measured quarterly as at the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2002, for the fiscal period set forth below, as follows:

             (i) If on the relevant Covenant Test Date, the Loan Parties (x) have Undrawn Availability (measured as of such Covenant Test Date) of $3,000,000 or greater and (y) have had Sixty Day Average Undrawn Availability (measured as of such Covenant Test Date) of $3,000,000 or greater:


                Cash Flow Coverage Ratio          Fiscal Measurement Period
                ------------------------          -------------------------

                        1.00:1.00               Three (3) month fiscal period
                                                ending September 30, 2002.

                        1.00:1.00               Six (6) month fiscal period
                                                ending December 31, 2002.

                        1.00:1.00               Twelve (12) month fiscal period
                                                ending March 31, 2003 and
                                                thereafter at the end of each
                                                fiscal quarter measured on a
                                                rolling twelve (12) month basis.


             (ii) If on the relevant Covenant Test Date, the Loan Parties (x) have Undrawn Availability (measured as of such Covenant Test Date) of less than $3,000,000 or (y) have had Sixty Day Minimum Average Undrawn Availability (measured as of such Covenant Test Date of less than $3,000,000:

                Cash Flow Coverage Ratio          Fiscal Measurement Period
                ------------------------          -------------------------

                        1.15:1.00               Three (3) month fiscal period
                                                ending September 30, 2002.

                        1.15:1.00               Six (6) month fiscal period
                                                ending December 31, 2002.

                        1.15:1.00               Twelve (12) month fiscal
                                                period ending March 31, 2003.

                        1.25:1.00               Twelve (12) month fiscal period
                                                ending June 30, 2003 and
                                                thereafter at the end of each
                                                fiscal quarter measured on a
                                                rolling twelve (12) month basis.


provided that, in calculating the Cash Flow Coverage Ratio, Loan Parties may, as of any Covenant Test Date, calculate the Debt Service for the Loan Party Group by excepting therefrom up to $1,000,000 of the Earn-Out Payments paid during such fiscal measurement period. Loan Parties shall give written notice to Lender of their election to exercise such option ("Earn-Out Exclusion Option") no later than the Covenant Test Date with respect to which Loan Parties desire to exercise such option. Upon receipt of written notice from the Loan Parties that the Earn-Out Exclusion Option has been elected, Lender shall establish a reserve against the borrowing availability of the Loan Parties under the Borrowing Base equal to the amount of Earn-Out Payments excluded from Debt Service in connection with the Earn-Out Exclusion Option, which entire reserve shall remain in effect until the next Covenant Test Date at which time such reserve shall be eliminated only if: (i) Loan Parties shall be in compliance with the required Cash Flow Coverage Ratio without the necessity of electing to exercise the Earn-Out Exclusion Option in any amount and (ii) no Event of Default has occurred and is continuing.

         (b) Funded Debt to Consolidated EBITDA Ratio. Loan Parties shall maintain a Funded Debt to Consolidated EBITDA Ratio, measured quarterly as at the end of each fiscal quarter, beginning with the fiscal quarter ending September 30, 2002, for the fiscal periods set forth below, as follows:

             Funded Debt to Consolidated EBITDA  Fiscal Measurement Period

             2.75:1.00                          Three (3) month fiscal period
                                                ending September 30, 2002.

             2.75:1.00                          Twelve (12) month fiscal period
                                                ending December 31, 2002.

             2.75:1.00                          Thereafter at the end of each
                                                fiscal quarter, measured on a
                                                rolling twelve (12) month basis
provided that, in calculating the Funded Debt to Consolidated EBITDA Ratio for the three (3) month fiscal period ending September 30, 2002, Consolidated EBITDA shall be annualized based on the actual results of such three (3) month fiscal measurement period.

         (c) Consolidated Net Income. Loan Parties shall have a positive Consolidated Net Income for the twelve (12) month fiscal period ending December 31, 2002.

         (d) Consolidated EBITDA. Loan Parties shall not have a negative Consolidated EBITDA of more than $2,500,000 for the six (6) month fiscal period ending June 30, 2002.

15.      DEFAULT.

         The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

         (a) Payment.
             -------

         The failure of any Loan Party to pay when due, (whether on a scheduled due date, at stated maturity, by acceleration or otherwise on demand) any of the Liabilities, including without limitation any payments of principal or interest on any of the Loans.

         (b) Breach of this Agreement and the Other Agreements.
             -------------------------------------------------

         The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under this Agreement or any of the Other Agreements.

         (c) Breaches of Other Obligations.
             -----------------------------

         The failure of any Loan Party to perform, keep or observe any of the covenants, conditions, promises, agreements or obligations of such Loan Party under any written indenture, note, contract or agreement with any Person other than Lender, which failure, as it may relate to Section 12 (a), (c), (e), (f),
(h) or (i), is not cured within 30 days of written notice from Lender to Borrowing Agent of such failure.

         (d) Breach of Representations and Warranties.
             ----------------------------------------

         The making or furnishing by any Loan Party to Lender of any representation, warranty, certificate, schedule, report or other communication within or in connection with this Agreement or the Other Agreements or in connection with any other agreement between such Loan Party and Lender, which is untrue or misleading in any respect when made.

         (e) Loss of Collateral.
             ------------------

         The occurrence of any uninsured damage to, loss, theft, destruction, condemnation or confiscation of any Collateral having a fair market value in excess of $250,000.

         (f) Levy, Seizure or Attachment.
             ---------------------------

         The making of any levy, seizure or attachment upon any of the tangible Collateral with respect to a liability in excess of $100,000 or any garnishment, forfeiture, seizure or confiscation of any Account or Accounts aggregating in excess of $10,000.

         (g) Bankruptcy or Appointment of Receiver.
             -------------------------------------

         Any Loan Party shall (i) apply for, consent to or suffer the appointment of or the taking of possession by, a receiver, custodian, trustee, liquidator, or similar fiduciary of itself or any party of the Collateral, (ii) make a general assignment for the benefit of creditors, or composition or arrangement with its creditors generally, (iii) commence a voluntary case under any state or federal bankruptcy law or equivalent foreign bankruptcy or insolvency laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, or have a receiver, trustee or custodian appointed over it, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, or fail to have dismissed within 60 days, any petition filed against it in any involuntary case under such bankruptcy laws or equivalent foreign bankruptcy or insolvency laws (provided that, during the pending of any such 60 day period, Lender shall have no obligation hereunder to make any Revolving Loans or to make or continue any LIBOR Loans) or (viii) to take any action to effect any of the foregoing.

         (h) Insolvency; Ceasing Business.
             ----------------------------

         Any Loan Party shall admit in writing its inability to be generally unable or be alleged by its creditors to be generally unable to pay its debts as and where due, or Loan Parties taken as a whole, shall cease the operation of any substantial position of their business.

         (i) Judgment.
             --------

         The entry of any judgment or judgments, aggregating in excess of $250,000 against any Loan Party or Loan Parties (other than a judgment that is fully covered by insurance or bonded) which is not satisfied, dismissed or undischarged within thirty (30) days after such entry.

         (j) Criminal Proceedings.
             --------------------

         The institution in any court of a criminal proceeding against any Loan Party, or the indictment of any Loan Party for any crime.

         (k) Change of Management.
             --------------------

         Dennis Pelino shall cease to be the Chief Executive Officer and Chairman of the Board of Directors for Stonepath and/or shall cease to perform the duties of such offices on a day-to-day basis.

         (l) Material Adverse Change.
             -----------------------

         The occurrence of any Material Adverse Change.

16.      REMEDIES UPON AN EVENT OF DEFAULT.

         (a) Upon the occurrence of an Event of Default described in subsections 15(g) or (h) hereof, all of the Liabilities shall immediately and automatically become due and payable, and this Agreement shall terminate, and Lender shall have no further obligation to make Loans, without notice of any kind or the necessity of any affirmative action on the part of Lender. Upon the occurrence of any other Event of Default, all Liabilities may, at the option of Lender, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. After the occurrence and during the continuance of any Event of Default, Lender shall have no obligation to make any further Loans or to make or continue any LIBOR Rate Loans, and any Loans or LIBOR Rate Loans made or continued during such time shall be made at the sole and absolute discretion of the Lender, without establishing a cause of conduct or obligating Lender to make or continue any additional such Loans or LIBOR Rate Loans during such time as an Event of Default shall continue to exist.

         (b) Upon the occurrence of an Event of Default, Lender may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code and any other applicable law in addition to, and not in lieu of, any rights and remedies expressly granted in this Agreement or in any of the Other Agreements and all of Lender's rights and remedies shall be cumulative and non-exclusive to the extent permitted by law. In particular, but not by way of limitation of the foregoing, Lender may, without notice, demand or legal process of any kind, take possession of any or all of the Collateral (in addition to Collateral of which it already has possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter onto any of Loan Parties' premises where any of the Collateral may be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same at any of Loan Parties' premises without cost to Lender. At Lender's request, each Loan Party shall, at Loan Parties' expense, assemble the Collateral and make it available to Lender at one or more places to be designated by Lender and reasonably convenient to Lender and Loan Party. Each Loan Party recognizes that if any Loan Party fails to perform, observe or discharge any of its Liabilities under this Agreement or the Other Agreements, no remedy at law will provide adequate relief to Lender, and agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages. Any notification of intended disposition of any of the Collateral required by law will be deemed to be a reasonable authenticated notification of disposition if given at least ten (10) days prior to such disposition and such notice shall (i) describe Lender and the applicable Loan Party, (ii) describe the Collateral that is the subject of the intended disposition, (iii) state the method of the intended disposition, (iv) state that Loan Parties are entitled to an accounting of the Liabilities and state the charge, if any, for an accounting and (v) state the time and place of any public disposition or the time after which any private sale is to be made. Lender may disclaim any warranties that might arise in connection with the sale, lease or other disposition of the Collateral and has no obligation to provide any warranties at such time. Any Proceeds of any disposition by Lender of any of the Collateral may be applied by Lender to the payment of expenses in connection with the Collateral, including, without limitation, legal expenses and reasonable attorneys' fees, and any balance of such Proceeds may be applied by Lender toward the payment of such of the Liabilities, and in such order of application, as Lender may from time to time elect.

17.      CONDITIONS PRECEDENT.

         (a) Initial Conditions Precedent.
             ----------------------------

         The Closing Date shall be deemed to have occurred upon the satisfaction of the following conditions precedent (the "Initial Conditions Precedent"):

             (i) Lender shall have received each of the agreements, opinions, reports, approvals, consents, certificates and other documents set forth on the closing document list attached hereto as Schedule 17(a) (the "Closing Documents"), each of which documents shall be satisfactory in both form and substance to Lender and Lender's counsel, which such Closing Documents shall include, without limitation:

                 (A) the Pre-Closing Financials, which shall not be materially different from the draft internally prepared statements delivered to Lender prior to the Closing Date; and

                 (B) legal opinions from counsel for Loan Parties opining as to such matters that may be required by Lender and its counsel, including certain matters as to the validity and enforceability of Lender's security interest, including the absence of third-party claims with respect to the rights of Loan Parties and Lender in the Accounts of Loan Parties

             (ii) The Global Pre-Closing Financials shall have been delivered to Lender and shall not be materially different from the draft internally prepared statements delivered to Lender prior to the Closing Date and shall otherwise be satisfactory to Lender, and the acquisition by International Services of Global shall have been consummated and Lender shall have received copies of the final Global Acquisition Documents.

             (iii) The acquisition by Logistics of the Air Plus Group Companies shall have been consummated and Lender shall have received copies of the final Air Plus Acquisition Documents.

             (iv) Lender shall have completed all field examinations and audits with respect to the Loan Parties and the Collateral that Lender, in its sole discretion, may require.

             (v) Since December 31, 2001, no Material Adverse Change shall have occurred and no action or proceeding shall be pending, or to the knowledge of Loan Parties, threatened against the Loan Parties or the assets of any of them that might have a Material Adverse Effect with respect to any Loan Party.

             (vi) Lender shall have received payment in full of all fees and expenses payable to it by Loan Parties or any other Person in connection herewith, on or before disbursement of the initial Loans hereunder.

             (vii) The assets of Loan Parties shall be free of all liens and encumbrances, other than Permitted Liens, and Loan Parties shall have obtained any lien release documents or instruments required by Lender with respect to any such lien on the assets of any Loan Party other than a Permitted Lien.

             (viii) Lender shall have received reports regarding the accounts payable and accounts receivable of Loan Parties for March 2002 and reports regarding information on the sales and collections of Loan Parties through the date hereof, along with such other collateral and financial information as Lender shall request, all of which shall be satisfactory to Lender.

             (ix) Lender shall have determined that as of the Closing Date, immediately after giving effect to (A) the making of the initial Loans, if any, requested to be made on the date hereof, (B) the issuance of the initial Letter(s) of Credit, if any, requested to be made on such date, (C) the payment of all fees due to Lender, (including the unpaid portion of the commitment fee provided for in subsection 4(c)(i) hereof) upon such date and (D) the payment or reimbursement by Loan Parties of Lender for all closing costs and expenses incurred in connection with the transactions contemplated hereby, Loan Parties shall have Undrawn Availability of at least $10,000,000.

             (x) The Loan Parties shall have executed and delivered to Lender all such other documents, instruments and agreements which Lender determines are reasonably necessary to consummate the transactions contemplated hereby.

         (b) Pre-Funding Conditions Precedent.
             --------------------------------

         The obligation of Lender to fund any Revolving Loan and/or issue or cause to be issued any Letter of Credit is subject to the satisfaction or waiver of the following conditions precedent "Pre-Funding Conditions Precedent" on or before the date such Revolving Loan is requested to be made and/or such Letter of Credit is requested to be issued:

             (i) With respect to the initial request for a Revolving Loan or Letter of Credit, the Initial Conditions Precedent shall have been satisfied;

             (ii) Loan Parties shall have complied with all of the provisions of
Section 8; and

             (iii) No Event of Default (or event which, with the passage of time or giving of notice or both, will become an Event of Default) is outstanding.

18.      SCOPE OF LIABILITY.

         (a) Each Loan Party hereby acknowledges and agrees that, notwithstanding the appointment by such Loan Party of Stonepath as Borrowing Agent hereunder and the granting of certain powers by such Loan Party to Stonepath in connection therewith, it shall be unconditionally liable for the repayment of all of the Liabilities of all of the Loan Parties under this Agreement, including without limitation all Loans made to Loan Parties and all Letter of Credit Obligations, regardless of the fact that the Loans and Letter of Credit Obligations may have been made in reliance of the Collateral of the other Loan Parties. The ultimate scope of liability of all Loan Parties shall be such that Lender may proceed against any one or more Loan Parties in any order and on any basis provided for hereunder or under any other Agreement (including any guaranty and suretyship agreement) to collect the liabilities. Without limiting the foregoing, Loan Parties agree that they shall be liable for the making of any and all payments of interest, fees and expenses hereunder.

         (b) Notwithstanding any provisions of this Agreement to the contrary, it is intended that the joint and several nature of the Liabilities of Loan Parties and the liens and security interests granted by Loan Parties to secure the Liabilities, not constitute a "Fraudulent Conveyance" (as defined below). Consequently, Lender and Loan Party agree that if the Liabilities of a Loan Party, or any liens or security interests granted by such Loan Party securing the Liabilities of such Loan Party would, but for the application of this sentence, constitute a Fraudulent Conveyance, the Liabilities of such Loan Party and the liens and security interests securing such Liabilities shall be valid and enforceable only to the maximum extent that would not cause such Liabilities or such lien or security interest to constitute a Fraudulent Conveyance, and the Liabilities of such Loan Party under this Agreement shall automatically be deemed to have been amended accordingly. For purposes hereof, "Fraudulent Conveyance" means a fraudulent conveyance under Section 548 of Chapter 11 of Title II of the United States Code (11 U.S.C. ss. 101, et seq.), as amended (the "Bankruptcy Code") or a fraudulent conveyance or fraudulent transfer under the applicable provisions of any fraudulent conveyance or fraudulent transfer law or similar law of any state, nation or other governmental unit, as in effect from time to time.

         (c) Each Loan Party assumes responsibility for keeping itself informed of the financial condition of each other Loan Party, and any and all endorsers and/or guarantors of any instrument or document evidencing all or any part of such other Loan Party's Liabilities and of all other circumstances bearing upon the risk of nonpayment by such other Loan Parties of their Liabilities and each Loan Party agrees that Lender shall not have any duty to advise such Loan Party of information known to Lender regarding such condition or any such circumstances or to undertake any investigation not a part of its regular business routine. If Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to a Loan Party, Lender shall not be under any obligation to update any such information or to provide any such information to such Loan Party on any subsequent occasion.

         (d) If (i) the time for payment of, or other terms relating to any Loan Party's Liabilities, are renewed, extended, accelerated or changed or the terms of any promissory note or other agreement, document or instrument now or hereafter executed by any Loan Party and delivered to Lender are modified or changed; (ii) Lender accepts partial payments on any Loan Party's Liabilities;
(iii) Lender takes and hold security or collateral for the payment of any Loan Party's Liabilities hereunder or for the payment of any guaranties of any Loan Party's Liabilities or other liabilities of any Loan Party or exchanges, enforces, waives or releases any such security or collateral; or (iv) Lender settles, releases, compromises, collects or otherwise liquidates any Loan Party's Liabilities and any security or collateral therefor in any manner, such action(s) may take place without notice to or approval of any other Loan Party and without affecting or impairing the obligations of the other Loan Parties. Lender shall have the exclusive right to determine the time and manner of application of any payments, credits, security or collateral, whether received from a Loan Party or any other source, and such determination shall be binding on Loan Parties. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of any Loan Party's Liabilities as Lender shall determine in its sole discretion without affecting the validity or enforceability of the Liabilities of the other Loan Parties.

         (e) Each Loan Party hereby agrees that, except as hereinafter provided, its obligations hereunder shall be unconditional, irrespective of (i) the absence of any attempt to collect any Loan Party's Liabilities from any Loan Party or any guarantor or other action to enforce the same; (ii) the waiver or consent by Lender with respect to any provision of any instrument evidencing the Liabilities of any Loan Party, or any part thereof, or any other agreement heretofore, now or hereafter executed by any Loan Party and delivered to Lender;
(iii) failure by Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Liabilities of any Loan Party; (iv) the institution of any proceeding under the Bankruptcy Code, or any similar proceeding, by or against any Loan Party or Lender `s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code; (v) any borrowing or grant of a security interest by any Loan Party as debtor-in-possession, under Section 364 of the Bankruptcy Code; (vi) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of Lender `s claim(s) for repayment of any of the Liabilities of any Loan Party; or (vii) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.

         (f) No payment made by or for the account of any Loan Party including, without limitations, (i) a payment made by such Loan Party on behalf of another Loan Party's Liabilities or (ii) a payment made by any other person under any guaranty, shall entitle such Loan Party, by subrogation or otherwise, to any payment from such other Loan Party or from or out of such other Loan Party's property and such Loan Party shall not exercise any right or remedy against such other Loan Party or any property of such other Loan Party by reason of any performance of such Loan Party of its joint and several obligations hereunder.

         (g) Each Loan Party agrees to defend (with counsel satisfactory to Lender), protect, indemnify and hold harmless Lender, each affiliate or subsidiary of Lender, and each of their respective officers, directors, employees, attorneys and agents (each an "Indemnified Party") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature (including, without limitation, the disbursements and the reasonable fees of counsel for each Indemnified Party in connection with any investigative, administrative or judicial proceeding, whether or not the Indemnified Party shall be designated a party thereto), which may be imposed on, incurred by, or asserted against, any Indemnified Party (whether direct, indirect or consequential and whether based on any foreign, federal, state or local laws or regulations, including, without limitation, securities laws and regulations, Environmental Laws and commercial laws and regulations, under common law or in equity, or based on contract or otherwise) in any manner relating to or arising out of this Agreement or any Other Agreement, or any act, event or transaction related or attendant thereto, the making or issuance and the management of the Loans or any Letters of Credit or the use or intended use of the proceeds of the Loans or any Letters of Credit; provided, however, that no Loan Party shall have any obligation hereunder to any Indemnified Party with respect to matters caused by or resulting from the willful misconduct or gross negligence of such Indemnified Party. To the extent that the undertaking to indemnify set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, each Loan Party shall satisfy such undertaking to the maximum extent permitted by applicable law. Any liability, obligation, loss, damage, penalty, cost or expense covered by this indemnity shall be paid to each Indemnified Party on demand, and, failing prompt payment, shall, together with interest thereon at the highest rate then applicable to Loans hereunder from the date incurred by each Indemnified Party until paid by Loan Parties, be added to the Liabilities of Loan Parties and be secured by the Collateral. The provisions of this Section 18 shall survive the satisfaction and payment of the other Liabilities and the termination of this Agreement.

19.      NOTICE.

         All written notices and other written communications with respect to this Agreement shall be sent by overnight mail, by facsimile or delivered in person, and in the case of Lender shall be sent to it at 1735 Market Street, 6th Floor, Philadelphia, PA 19103, Attn: William Moul, facsimile number: (267) 386-8844, and in the case of Loan Parties shall be sent to them in care of the Borrowing Agent at its chief executive office set forth on Schedule 1 (a)hereto or as otherwise directed by Loan Parties in writing. All notices shall be deemed received upon actual receipt thereof or refusal of delivery.

20.      CHOICE OF GOVERNING LAW; CONSTRUCTION; FORUM SELECTION.

         This Agreement and the Other Agreements are submitted by Loan Parties to Lender for Lender's acceptance or rejection at Lender's principal place of business as an offer by Loan Parties to borrow monies from Lender now and from time to time hereafter, and shall not be binding upon Lender or become effective until accepted by Lender, in writing, at said place of business. If so accepted by Lender, this Agreement and the Other Agreements shall be deemed to have been made at said place of business. THIS AGREEMENT AND THE OTHER AGREEMENTS SHALL BE GOVERNED AND CONTROLLED BY THE INTERNAL LAWS OF THE COMMONWEALTH OF PENNSYLVANIA AS TO INTERPRETATION, ENFORCEMENT, VALIDITY, CONSTRUCTION, EFFECT, AND IN ALL OTHER RESPECTS, INCLUDING, WITHOUT LIMITATION, THE LEGALITY OF THE INTEREST RATE AND OTHER CHARGES, BUT EXCLUDING PERFECTION OF THE SECURITY INTERESTS IN COLLATERAL LOCATED OUTSIDE OF THE COMMONWEALTH OF PENNSYLVANIA, WHICH SHALL BE GOVERNED AND CONTROLLED BY THE LAWS OF THE RELEVANT JURISDICTION IN WHICH SUCH COLLATERAL IS LOCATED. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or remaining provisions of this Agreement.

         To induce Lender to accept this Agreement, each Loan Party irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE OTHER AGREEMENTS OR THE COLLATERAL SHALL BE LITIGATED IN COURTS HAVING SITES WITHIN THE CITY OF PHILADELPHIA, COMMONWEALTH OF PENNSYLVANIA. EACH LOAN PARTY HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURTS LOCATED WITHIN SAID CITY AND STATE. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made (i) by intentionally recognized overnight courier or hand delivery directed to Borrowing Agent at its notice address as provided for in Section 20 and service so made shall be deemed completed (x) in the case of service made by overnight courier, one (1) Business Day after the same shall have been delivered to such overnight courier and (y) in the case of hand delivery to Agent, on the date so delivered, or (ii) in the alternative, at Lender's sole option, by service upon Borrowing Agent, which each Loan Party irrevocably appoints so such Loan Party's agent for the purpose of accepting service in the Commonwealth of Pennsylvania. EACH LOAN PARTY HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE THE VENUE OF ANY LITIGATION BROUGHT AGAINST SUCH LOAN PARTY BY AGENT IN ACCORDANCE WITH THIS SECTION.

21.      MODIFICATION AND BENEFIT OF AGREEMENT.

         This Agreement and the Other Agreements may not be modified, altered or amended except by an agreement in writing signed by each Loan Party or such other person who is a party to such Other Agreement and Lender. No Loan Party may sell, assign or transfer this Agreement, or the Other Agreements or any portion thereof, including, without limitation, such Loan Party's rights, titles, interest, remedies, powers or duties hereunder and thereunder. Each Loan Party hereby consents to Lender's sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement, or the Other Agreements, or of any portion thereof, or participations therein, including, without limitation, Lender's rights, titles, interest, remedies, powers and/or duties and agrees that it shall execute and deliver such documents as Lender may request in connection with any such sale, assignment, transfer or other disposition.

22.      HEADINGS OF SUBDIVISIONS.

         The headings of subdivisions in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this Agreement.

23.      POWER OF ATTORNEY.

         Each Loan Party acknowledges and agrees that its appointment of Lender as its attorney and agent-in-fact for the purposes specified in this Agreement is an appointment coupled with an interest and shall be irrevocable until all of the Liabilities are satisfied and paid in full and this Agreement is terminated.

24.      CONFIDENTIALITY.

         Each Loan Party and Lender hereby agree and acknowledge that any and all information relating to such Loan Party which is (i) furnished by such Loan Party to Lender (or to any affiliate of Lender); and (ii) non-public, confidential or proprietary in nature, shall be kept confidential by Lender or such affiliate in accordance with applicable law; provided, however, that such information and other credit information relating to such Loan Party may be distributed by Lender or such affiliate to Lender's or such affiliate's directors, officers, employees, attorneys, affiliates, assignees, participants, auditors, agents and regulators, and upon the order of a court or other governmental agency having jurisdiction over Lender or such affiliate, to any other party. Each Loan Party and Lender further agrees that this provision shall survive the termination of this Agreement. Notwithstanding the foregoing, each Loan Party hereby consents to Lender publishing a tombstone or similar advertising material relating to the financing transaction contemplated by this Agreement.

25.      COUNTERPARTS.

         This Agreement and any amendments, waivers, consents or supplements may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which, when so executed and delivered, shall be deemed an original, but all of which counterparts together shall constitute but one agreement.

26.      ELECTRONIC SUBMISSIONS.

         Upon not less than thirty (30) days' prior written notice (the "Approved Electronic Form Notice"), Lender may permit or require that any of the documents, certificates, forms, deliveries or other communications, authorized, required or contemplated by this Agreement or the Other Agreements, be submitted to Lender in "Approved Electronic Form" (as hereafter defined), subject to any reasonable terms, conditions and requirements in the applicable Approved Electronic Forms Notice. For purposes hereof "Electronic Form" means e-mail, e-mail attachments, data submitted on web-based forms or any other communication method that delivers machine readable data or information to Lender, and "Approved Electronic Form" means an Electronic Form that has been approved in writing by Lender (which approval has not been revoked or modified by Lender) and sent to Loan Parties in an Approved Electronic Form Notice. Except as otherwise specifically provided in the applicable Approved Electronic Form Notice, any submissions made in an applicable Approved Electronic Form shall have the same force and effect that the same submissions would have had if they had been submitted in any other applicable form authorized, required or contemplated by this Agreement or the Other Agreements.

27.      WAIVER OF JURY TRIAL; OTHER WAIVERS.

         (a) EACH LOAN PARTY AND LENDER EACH HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING WHICH PERTAINS DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE NOTES, ANY OF THE OTHER AGREEMENTS, THE LIABILITIES, THE COLLATERAL, ANY ALLEGED TORTUOUS CONDUCT BY A LOAN PARTY OR LENDER OR WHICH, IN ANY WAY, DIRECTLY OR INDIRECTLY, ARISES OUT OF OR RELATES TO THE RELATIONSHIP BETWEEN A LOAN PARTY AND LENDER. IN NO EVENT SHALL LENDER BE LIABLE FOR LOST PROFITS OR OTHER SPECIAL OR CONSEQUENTIAL DAMAGES.

         (b) Each Loan Party hereby waives demand, presentment, protest and notice of nonpayment, and further waives the benefit of all valuation, appraisal and exemption laws.

(c) Each Loan Party hereby waives the benefit of any law that would otherwise restrict or limit Lender or any affiliate of Lender in the exercise of its right, which is hereby acknowledged and agreed to, to set-off against the Liabilities, without notice at any time hereafter, any indebtedness, matured or unmatured, owing by Lender or such affiliate of Lender to such Loan Party, including, without limitation any deposit account at Lender or such affiliate.

         (d) EACH LOAN PARTY HEREBY WAIVES ALL RIGHTS TO NOTICE AND HEARING OF ANY KIND PRIOR TO THE EXERCISE BY LENDER OF ITS RIGHTS TO REPOSSESS THE COLLATERAL OF SUCH LOAN PARTY WITHOUT JUDICIAL PROCESS OR TO REPLEVY, ATTACH OR LEVY UPON SUCH COLLATERAL.

         (e) Lender's failure, at any time or times hereafter, to require strict performance by a Loan Party of any provision of this Agreement or any of the Other Agreements shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver by Lender of an Event of Default under this Agreement or any default under any of the Other Agreements shall not suspend, waive or affect any other Event of Default under this Agreement or any other default under any of the Other Agreements, whether the same is prior or subsequent thereto and whether of the same or of a different kind or character. No delay on the part of Lender in the exercise of any right or remedy under this Agreement or any Other Agreement shall preclude other or further exercise thereof or the exercise of any right or remedy. None of the undertakings, agreements, warranties, covenants and representations of Loan Parties contained in this Agreement or any of the Other Agreements and no Event of Default under this Agreement or default under any of the Other Agreements shall be deemed to have been suspended or waived by Lender unless such suspension or waiver is in writing, signed by a duly authorized officer of Lender and directed to Loan Parties specifying such suspension or waiver.

28.      BORROWING AGENT.

         Each Loan Party hereby irrevocably designates and appoints Borrowing Agent, in such capacity, to be its attorney and agent-in-fact with respect to all matters under and pertaining to this Agreement, including without limitation, in connection with the loan and interest rate request and designation procedures set forth in this Agreement, and in connection with all procedures regarding the giving of notice to Loan Parties, or any one or more of them set forth in this Agreement, and to borrow, request Revolving Loans, sign and endorse notes, and execute and deliver all instruments, documents, writings and further assurances now or hereafter required hereunder, on behalf of each such Loan Party in connection with this Agreement or any Other Document, whether in respect of the requesting of Revolving Loans and/or Letters of Credit, in respect of the designation of Loans as Prime Rate Loans or LIBOR Rate Loans or the designation of Interest Periods for LIBOR Rate Loans or otherwise, and hereby authorizes Lender to pay over or credit all proceeds of any Loans hereunder in accordance with the requests and instructions of Borrowing Agent (including without limitation, instructions to pay such proceeds to Borrowing Agent or an account maintained and/or controlled by Borrowing Agent).

         The Lender may rely on all communications and instructions of any kind received from Borrowing Agent as though identical communications or instructions had been received from each and every Loan Party.





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                                      -60-

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above.

                                                 LENDER:

                                                 LASALLE BUSINESS CREDIT, INC.

                                                 By:    /s/ William H. Moul, Jr.
                                                        ------------------------
                                                 Name:  William H. Moul, Jr.
                                                 Title: Assistant Vice President

                                                 LOAN PARTIES:

                                                 STONEPATH GROUP, INC.


                                                 By:    /s/ Stephen M. Cohen
                                                        ------------------------
                                                 Name:  Stephen M. Cohen
                                                 Title: Secretary



                                                 CONTRACT AIR, INC.


                                                 By:    /s/ Stephen M. Cohen
                                                        ------------------------
                                                 Name:  Stephen M. Cohen
                                                 Title: Secretary



                                                 DISTRIBUTION SERVICES, INC.


                                                 By:    /s/ Stephen M. Cohen
                                                        ------------------------
                                                 Name:  Stephen M. Cohen
                                                 Title: Secretary


                                                 GLOBAL TRANSPORTATION
                                                 SERVICES, INC.

                                                 By:    /s/ Stephen M. Cohen
                                                        ------------------------
                                                 Name:  Stephen M. Cohen
                                                 Title: Secretary

                                            M.G.R., INC., d/b/a AIR PLUS LIMITED

                                            By:    /s/ Stephen M. Cohen
                                                   -----------------------------
                                            Name:  Stephen M. Cohen
                                            Title: Secretary


                                            NET VALUE, INC.


                                            By:    /s/ Stephen M. Cohen
                                                   -----------------------------
                                            Name:  Stephen M. Cohen
                                            Title: Secretary



                                            STONEPATH LOGISTICS DOMESTIC
                                            SERVICES, INC.


                                            By:    /s/ Stephen M. Cohen
                                                   -----------------------------
                                            Name:  Stephen M. Cohen
                                            Title: Secretary




                                            STONEPATH LOGISTICS
                                            INTERNATIONAL SERVICES, INC.

                                            By:    /s/ Stephen M. Cohen
                                                   -----------------------------
                                            Name:  Stephen M. Cohen
                                            Title: Secretary


                                            STONEPATH OPERATIONS INC.


                                            By:    /s/ Stephen M. Cohen
                                                   -----------------------------
                                            Name:  Stephen M. Cohen
                                            Title: Secretary


                                            GLOBAL CONTAINER LINE, INC.

                                            By:    /s/ Stephen M. Cohen
                                                   -----------------------------
                                            Name:  Stephen M. Cohen
                                            Title: Secretary